                                                                  Exhibit 10.2








                         SCOTSMAN INDUSTRIES, INC., GUARANTOR

                                 SCOTSMAN GROUP INC.




                                     $20,000,000
                      11.43 percent Senior Notes due May 1, 1998






                               _______________________

                                 AMENDED AND RESTATED
                               NOTE PURCHASE AGREEMENT
                               _______________________




                              Dated as of April 29, 1994





                                  TABLE OF CONTENTS


        Section                                                           Page


        SECTION 1.  NOTES.  . . . . . . . . . . . . . . . . . . . . . . .    1

        SECTION 2.  [Intentionally Omitted.]  . . . . . . . . . . . . . .    1

        SECTION 3.  [Intentionally Omitted.]  . . . . . . . . . . . . . .    2

        SECTION 4.  [Intentionally Omitted.]  . . . . . . . . . . . . . .    2

        SECTION 5.  REPRESENTATIONS AND WARRANTIES, ETC. OF THE GUARANTOR
             AND THE COMPANY. . . . . . . . . . . . . . . . . . . . . . .    2

        SECTION 6.  [Intentionally Omitted] . . . . . . . . . . . . . . .    3


        SECTION 7.  ACCOUNTING; FINANCIAL STATEMENTS AND OTHER
             INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . .    3

        SECTION 8.  INSPECTION; CONFIDENTIALITY . . . . . . . . . . . . .    6

        SECTION 9.  PREPAYMENT OF NOTES . . . . . . . . . . . . . . . . .    6

        SECTION 10.  BUSINESS AND FINANCIAL COVENANTS OF THE COMPANY. . .    8

        SECTION 11.  EVENTS OF DEFAULT; ACCELERATION  . . . . . . . . . .   20

        SECTION 12.  REMEDIES ON DEFAULT, ETC.  . . . . . . . . . . . . .   23

        SECTION 13.  DEFINITIONS  . . . . . . . . . . . . . . . . . . . .   24


        SECTION 14.  GUARANTEE  . . . . . . . . . . . . . . . . . . . . .   38

        SECTION 15.  REGISTRATION, TRANSFER AND SUBSTITUTION OF NOTES . .   40

        SECTION 16.  PAYMENTS ON NOTES  . . . . . . . . . . . . . . . . .   41

        SECTION 17.  EXPENSES, ETC. . . . . . . . . . . . . . . . . . . .   41


        SECTION 18.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . .   42

        SECTION 19.  AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . .   43

        SECTION 20.  NOTICES, ETC.  . . . . . . . . . . . . . . . . . . .   43

        SECTION 21.  REPRODUCTION OF DOCUMENTS  . . . . . . . . . . . . .   44






        SECTION 22.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . .   44

        SECTION 23.  REFERENCES IN OTHER AGREEMENTS . . . . . . . . . . .   45


        SCHEDULE OF NOTEHOLDERS -- Information Relating to Holders


        SCHEDULE 5.17(a) -- Liens

        SCHEDULE 5.18 -- Indebtedness

        SCHEDULE 6.15 -- Investments

        EXHIBIT A -- Form of Note

        EXHIBIT B -- [Intentionally Omitted]


        EXHIBIT C -- [Intentionally Omitted]

        EXHIBIT D -- [Intentionally Omitted]

        EXHIBIT E -- [Intentionally Omitted]

        EXHIBIT F -- [Intentionally Omitted]

        EXHIBIT G -- [Intentionally Omitted]

        EXHIBIT H -- [Intentionally Omitted]

        EXHIBIT I -- [Intentionally Omitted]

        EXHIBIT J -- Form of Domestic Subsidiary Guaranty

        EXHIBIT K -- Representations from Credit Agreement
























                                 SCOTSMAN GROUP INC.
                         SCOTSMAN INDUSTRIES, INC., GUARANTOR
                             755 Corporate Woods Parkway
                             Vernon Hills, Illinois 60011


                      11.43 percent Senior Notes due May 1, 1998


                                                          as of April 29, 1994


        TO EACH OF THE NOTEHOLDERS
        LISTED IN THE ATTACHED
        SCHEDULE OF NOTEHOLDERS


        Dear Sirs:

                  Scotsman Group Inc. (the "Company"), a Delaware corporation, and Scotsman Industries, Inc. (the "Guarantor") a Delaware corporation, have entered into separate Note Purchase Agreements dated as of April 17, 1989 (as heretofore amended, supplemented or otherwise modified, the "Original Agreements") among them and each of the purchasers listed on the Schedule of Purchasers attached thereto (the "Original Purchasers") pursuant to which the Company issued and sold, and the Guarantor guarantied, an aggregate principal amount of Twenty Million Dollars ($20,000,000) of the Company's 11.43 percent Senior Notes due May 1, 1998 (the "Notes", such term to include any such Notes issued in substitution therefor). As of the date hereof, the entire principal amount of the Notes remains outstanding and the Notes are held by the holders (collectively, the "Holders") and in the respective amounts indicated on the Schedule of Noteholders hereto. The Company, the Guarantor and each of the Holders desire hereby to amend and restate the Original Agreements as set forth herein. Accordingly, the Company and the Guarantor hereby agree with you as follows:


        SECTION 1.  NOTES.

                  Notes issued after the date hereof shall be substantially in the form of Exhibit A with such changes therefrom, if any, as may be approved by the Holders and the Company. Certain capitalized terms used in this Agreement are defined in Section 13; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.


        SECTION 2.  [Intentionally Omitted.]






        SECTION 3.  [Intentionally Omitted.]


        SECTION 4.  [Intentionally Omitted.]


        SECTION 5. REPRESENTATIONS AND WARRANTIES, ETC. OF THE GUARANTOR AND THE COMPANY.

                  The Guarantor and the Company each represent and warrant that:

                  5.1 Original Agreements. The representations and warranties set forth in Section 5 of the Original Agreements were true and correct in all material respects when made (it being acknowledged and agreed that the foregoing terms of this Section 5.1 speak as of the Closing Date and the Funding Date only (and only as to the Related

        Companies (existing in such capacity on the Closing Date and the Funding Date) and only as to the facts and circumstances as they existed on the Closing Date and the Funding Date).

                  5.2 Credit Agreement Representations. As of the date hereof, the representations and warranties set forth in Article V (a copy of which is attached hereto as Exhibit K) of the Credit Agreement are true and correct in all material respects; provided, however, that for purposes of this Section 5.2, each reference in such representations and warranties to "Material Adverse Effect" shall be deemed to be a reference to Material Adverse Effect as such term is defined in Section 13 hereof.

                  5.3 Enforceability. (a) The Guarantor and the Company each have all necessary power and authority to execute and deliver each Financing Document to which it is a party and perform its obligations thereunder; (b) each Subsidiary that is a party to a Subsidiary Guaranty has all necessary power and authority to execute and deliver the Subsidiary Guaranty to which it is a party; and (c) each Financing Document has been duly authorized, executed and delivered by the Guarantor, the Company and each such Subsidiary (in each case to the extent such Person is a party thereto), and each Financing Document constitutes the legal, valid and binding obligation of the Guarantor, the Company and each Subsidiary (in each case to the extent such Person is a party thereto) which is enforceable in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

                  5.4 No Conflicts. Neither the execution and delivery by any Related Company of the Financing Documents to which it is a party nor compliance by it with the terms thereof (a) violate any law, rule,






        regulation, order, writ, judgment, injunction, decree or award binding upon such Related Company or its charter, or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which such Related Company is a party or a subject, or by which, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than the Liens contemplated hereby) in, of or on the property of any Related Company pursuant to the terms of any such indenture, instrument or agreement, or (c) require any consent of the stockholders of any Person, except for approvals or consent which will be obtained on or before the date hereof and accept for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement that could not reasonably be expected to have a Material Adverse Effect.

                  5.5 Governmental Consents. No order, consent, approval, qualification, license, authorization, or validation, or filing,

        recording or registration with, where exemption by, or other action in respect of, any court, governmental or public body or authority, or any subdivision thereof, any securities exchange or other Person is required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Financing Documents.

                  5.6 Disclosure. Neither any Financing Document, nor any other document, certificate or instrument delivered to the Holders by or on behalf of the Company or the Guarantor in connection with the transactions contemplated by the Financing Documents (taken as a whole) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in the Financing Documents and in such other documents, certificates or instruments not misleading. Without regard to matters of a general economic nature, there is no fact known to the Guarantor or the Company which has a Material Adverse Effect or in the future may (so far as either the Guarantor or the Company can now reasonably foresee) have a Material Adverse Effect which has not been set forth in this Agreement, the Credit Agreement, or the other documents, certificates and instruments delivered to the Holders under or in connection with the transactions contemplated by this Agreement.


        SECTION 6.  [Intentionally Omitted]



        SECTION 7.  ACCOUNTING; FINANCIAL STATEMENTS AND OTHER INFORMATION.

                  The Guarantor will maintain, for itself and each Subsidiary of the Guarantor, a system of accounting established and administered in accordance with generally accepted United States accounting






        principles, consistently applied, with appropriate records and books of account in which complete entries are to be made reflecting its and their financial transactions, and will furnish to each holder of any
        Notes:

                  (a) As soon as practicable and in any event on or before the 90th day after the close of each of its Fiscal Years (or if such 90th day is not a business day, the next following business day), consolidated and consolidating (separated by distinguishing Whitlenge and its Subsidiaries on a consolidated basis, DFC and its Subsidiaries on a consolidated basis and the Guarantor and the remaining Subsidiaries on a consolidated basis) balance sheet of Guarantor and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating (describing information through the line item indicating operating income) statements of income and consolidated statement of cash flow for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year, together with an audit report certified by Arthur Anderson & Co.

        or other independent certified public accountants of nationally recognized standing indicating that such audit was conducted in accordance with generally accepted United States auditing standards and is without qualification with respect to (i) the continuance of each of the Guarantor and each Subsidiary as a going concern and (ii) departures from generally accepted United States accounting principles other than departures which (A) are immaterial, (B) will not cause the financial statements to fail to meet the requirements of the Securities and Exchange Commission for financial information to be contained or incorporated by reference in registration statements and
        (C) do not cause the financial statements to fail to accurately reflect the financial condition of the Guarantor and its Subsidiaries on a consolidated basis and without qualification as to scope of examination resulting from the failure of the Guarantor or any Subsidiary to give access to books, records or other information and accompanied by a certificate of such accounting firm stating that in the course of its audit of the financial statements of the Guarantor and its Subsidiaries, such accounting firm has obtained no knowledge of any Event of Default or Potential Event of Default, or if, in the opinion of such accounting firm any Event of Default or Potential Event of Default shall exist, stating the nature and status thereof.

                  (b) As soon as practicable and in any event within 45 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, for itself and its Subsidiaries, consolidated and consolidating (separated by distinguishing Whitlenge and its Subsidiaries on a consolidated basis, DFC and its Subsidiaries on a consolidated basis and the Guarantor and the remaining Subsidiaries on a consolidated basis) unaudited balance sheets as at the close of each such period and consolidated and consolidating (describing information through the line item indicating operating income) income statements and a consolidated statement of cash flows for the period from the






        beginning of such Fiscal Year to the end of such Fiscal Quarter, all certified by an Responsible Officer.

                  (c) Together with the financial statements required by clauses (a) and (b) above, a compliance certificate signed by a Responsible Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Event of Default or Potential Event of Default exists, or if any Event of Default or Potential Event of Default exists, stating the nature and status thereof.

                  (d) As soon as possible and in any event within 10 days after receipt by the Guarantor or any of its Subsidiaries, a copy of
        (i) any notice, claim, complaint or order to the effect that the Guarantor or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Guarantor, any of its Subsidiaries or any other Person of any Hazardous Materials into the environment or requiring that action be taken to respond to or clean up a Release of

        Hazardous Materials into the environment, and (ii) any notice, complaint or citation alleging any violation of any Environmental Law or Environmental Permit by the Guarantor or any of its Subsidiaries, which in any case references an event described in clause (i) or (ii) above which would have a Material Adverse Effect. Within ten days of the Guarantor or any Subsidiary having knowledge of the proposal, enactment or promulgation of any Environmental Law which would have a Material Adverse Effect, the Guarantor shall provide each holder of the Notes with written notice thereof.

                  (e) Promptly upon the furnishing thereof to the shareholders of the Guarantor, copies of all financial statements, reports and proxy statements so furnished.

                  (f) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Guarantor or any of its Subsidiaries files with the Securities and Exchange Commission.

                  (g) Promptly and in any event within ten (10) days after learning thereof, notification of (i) any tax assessment, demand, notice of proposed deficiency or notice of deficiency received by the Guarantor or any other Related Company or (ii) the filing of any tax Lien or commencement of any judicial proceeding by or against any such Consolidated Person, if any such assessment, demand, notice, Lien or judicial proceeding relates to tax liabilities in excess of ten percent (10 percent) of the net worth (determined according to generally accepted accounting standards and without reduction for any reserve for such liabilities) of the Guarantor and its Subsidiaries taken as a whole.








                  (h) The Guarantor will, and will cause each Subsidiary to, give prompt notice in writing to each holder of Notes of the occurrence of any Event of Default or Potential Event of Default and of any other development, financial or otherwise (other than general economic conditions), which would have a Material Adverse Effect.

                  (i) As soon as possible and in any event within 10 days after the Guarantor or any Subsidiary knows that any Termination Event has occurred with respect to any Plan, a statement, signed by a Responsible Officer of the Guarantor, describing said Termination Event and the action which the Guarantor or such Subsidiary proposes to take with respect thereto.

                  (j) Not later than June 30 of each year, a copy of the management summary of the actuarial valuation report prepared by the benefits consultant or consultants to the Guarantor and its Subsidiaries.


                  (k) Such other information (including non-financial information) as each holder of the Notes may from time to time reasonably request.


        SECTION 8.  INSPECTION; CONFIDENTIALITY.

                  8.1. Inspection. The Company and the Guarantor will permit any authorized representatives designated by the holder of any Notes to visit and inspect any of the properties of any of the Related Companies, including their respective books of account, and to make copies and take extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and, in the presence of an officer or other representative of the Guarantor or the Company, their independent public accountants, all at such reasonable times and as often as may be reasonably requested.

                  8.2. Confidentiality. Each holder of a Note shall take reasonable precautions, consistent with its normal policies and procedures, to maintain the confidentiality of any non-public information obtained from the Guarantor or the Company, and no holder of any Note will disclose any such non-public information to any prospective purchaser prior to its entering into an agreement containing provisions substantially the same as those of this Section 8.2.



        SECTION 9.  PREPAYMENT OF NOTES.

                  9.1. Required Prepayments.








                  (a) Amortizing Payments. On May 1, 1997 the Company will prepay $10,000,000 principal amount of the Notes (or such lesser principal amount as shall then be outstanding), at the principal amount of the Notes so prepaid, without premium. No partial, prepayment of the Notes pursuant to Section 9.2 shall relieve the Company and the Guarantor from its obligation to make the required prepayments provided for in this Section 9.1.

                  (b) Change in Control. The Company shall forthwith upon the occurrence of a Change in Control (and, in any event, not later than two (2) Business Days after such occurrence) give written notice by facsimile transmission (confirmed by delivery of a copy thereof by overnight courier of national reputation, sent on the date that such facsimile transmission is made) thereof to each holder of Notes, which notice shall (i) describe in reasonable detail the facts and circumstances giving rise to such Change in Control, (ii) contain, and constitute, an irrevocable offer to prepay all, but not less than all, of the Notes held by such holder on a date specified in such notice

        (the "Control Prepayment Date") that is not less than thirty (30) days and not more than forty-five (45) days after the occurrence of such Change in control (if the Control Prepayment Date is not specified in such notice it shall be thirty (30) days after the date of such occurrence) and (iii) specify the Acceptance Deadline with respect to such offer. To accept such offered prepayment, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than five (5) days prior to the Control Prepayment Date (the "Acceptance Deadline"). If so accepted, such offered prepayment shall be due and payable on the Control Prepayment Date. Such offered prepayment shall be made at one hundred percent (100 percent) of the principal amount of the Notes to be prepaid, together with an amount equal to the Make-Whole Premium with respect to such principal amount and interest on such principal amount accrued to the Control Prepayment Date. Promptly after each Control Prepayment Date and the making of all prepayments contemplated on such Control Prepayment Date under this Section 9.1(b) (and, any event, within thirty (30) days thereof), the Company shall deliver to each holder of Notes a certificate signed by a Responsible Officer of the Company containing a list of the then current holders of Notes and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

                  9.2. Optional Prepayments with Premium. The Company may, at its option, upon notice as provided in Section 9.3, prepay at any time on or after May 1, 1991, all, or from time to time on or after such date any part (in a minimum amount of at least $100,000 and in an integral multiple of $1,000), of such Notes at the principal amount of the Notes so prepaid, plus a premium, which shall be, as to each Note being prepaid, equal to the Make-Whole Premium determined in respect of the prepayment date and of the portion of the principal amount of such Note being prepaid.






                  9.3. Notice of Optional Prepayments. The Company will give each holder of any Notes written notice of each optional prepayment of Notes under Section 9.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment, in each case specifying such date, the aggregate principal amount of the Notes to be prepaid, the projected amount of the Make-Whole Premium, if any, the principal amount of each Note held by such holder to be prepaid and the Section of this Agreement under which such prepayment is to be made.

                  9.4. Allocation of Partial Prepayments. In the case of each partial prepayment paid or to be prepaid to the holders of Notes, the principal amount of the Notes to be prepaid shall be allocated (in integral multiples of $1,000) among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.


                  9.5. Maturity; Surrender, etc. In the case of each prepayment, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment together with interest on such principal amount accrued to such date and the applicable premium, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due any of its Subsidiaries to, declare or pay any dividend on any shares of capital stock of the Company or make any payment on account of the purchase, redemption, retirement or acquisition of any shares of capital stock of the Company or any option, warrant or other right to acquire shares of capital stock of the Company.

                  9.6. Acquisition of Notes. The Company will not, and will not permit any of the Related Companies or Affiliates to, purchase, redeem or otherwise acquire any Note except upon the payment or prepayment thereof in accordance with the terms of this Agreement and such Note.


        SECTION 10.  BUSINESS AND FINANCIAL COVENANTS OF THE COMPANY.

                  The Company and the Guarantor covenant that from the date of this Agreement and thereafter so long as any of the Notes are outstanding:


                  10.1. Limitation on Indebtedness. The Guarantor will not, nor will it permit any Subsidiary of it to, create, incur or suffer to exist any Indebtedness, except:









                  (a) Indebtedness owing with respect to the Credit Agreement in an outstanding principal amount not to exceed $90,000,000 at any one time;

                  (b) Indebtedness (including commitments therefor) existing on the date hereof and described in Schedule 5.18 hereto;

                  (c)  the Notes and the Subsidiary Guaranties;

                  (d) Rate Hedging Obligations related to loans under the Credit Agreement;

                  (e) Rate Hedging Obligations relating to other than interest rate agreements referencing an aggregate notional amount not to exceed $20,000,000 at any one time outstanding;

                  (f) extensions, renewals, refundings and refinancings of the Indebtedness described in clauses (a) and (b) above, so long as the aggregate principal amount of such Indebtedness after giving effect thereto does not exceed the aggregate principal amount permitted hereunder to be outstanding as of the date hereof;

                  (g) Indebtedness owing to the Guarantor or one or more of its Wholly-Owned Subsidiaries which has been incurred by the Guarantor or any of its Wholly-Owned Subsidiaries; and

                  (h) additional Indebtedness (i) which does not constitute a Restricted Foreign Transfer, (ii) which is not described in clause (e) above and (iii) with an aggregate principal amount outstanding not to exceed seventeen percent (17 percent) of the Consolidated Tangible Assets (as of the last day of the Fiscal Quarter immediately preceding any date of determination) of the Guarantor and its Subsidiaries.

                  10.2. Liens, etc. The Guarantor and the Company each will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, except:

                  (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books;

                  (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by







        appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                  (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;

                  (e)  Liens existing on the date hereof and identified on
        Schedule 5.17(a) to this Agreement and Liens arising out of any transaction contemplated by Section 10.1(f) as long as no additional Property becomes subject to any such replacement Lien;


                  (f)  Liens arising under the Pledge Agreement; and

                  (g)  additional Liens securing Indebtedness permitted under
        Section 10.1(h).

                  10.3.     [Intentionally Omitted]

                  10.4. Restricted Payments. If an Event of Default or Potential Event of Default has occurred and is continuing or would occur after giving effect thereto, the Guarantor will not, nor will it permit any Subsidiary of it to, (a) declare or pay any dividends on its capital stock or make any other distribution on account of its capital stock, other than (i) dividends payable in its own capital stock, (ii) dividends payable to the Company or to any Wholly-Owned Domestic Subsidiary of the Company, and (iii) dividends payable by any Foreign Subsidiary to any Wholly-Owned Foreign Subsidiary or (b) redeem, repurchase or otherwise acquire or retire any of its capital stock (or any warrants, rights or options to acquire such capital stock) at any time outstanding; provided, that in no event shall (x) the Company pay dividends to the Guarantor in excess of such amount as may be required by the Guarantor to pay (A) dividends to its stockholders which have previously been declared in accordance with all applicable laws and (B) reasonable expenses in accordance with past practices, except that the Company may pay the Guarantor any dividend required to consummate the Closing Transactions, or (y) the Guarantor or any Domestic Subsidiary pay dividends to any Wholly-Owned Foreign Subsidiary which would result in the Foreign Transfer Cap being exceeded; provided, further, that notwithstanding clause (a) above, (1) the Guarantor may pay any dividend to its stockholders which has previously been declared in accordance with all applicable laws and with clause (a) above and (2) each Subsidiary of the






        Guarantor may pay any dividend which is necessary to allow the payment of dividends under clause (1).

                  10.5. Financial Covenants. Subject to normal year-end and closing audit adjustments for calculations or determinations made in accordance with Agreement Accounting Principles prior to the end of its fiscal year, the Guarantor on a consolidated basis with its Subsidiaries shall:

                  10.5.1. Minimum Adjusted Consolidated Tangible Net Worth. At all times on and after May 1, 1994, measured as of the end of each Fiscal Quarter, maintain an Adjusted Consolidated Tangible Net Worth equal to or greater than (a) the Adjusted Consolidated Tangible Net Worth as of May 1, 1994(but in no event less than $50,000,000), minus (b) $2,000,000, plus (c) 60 percent of the cumulative Net Income of the Guarantor and its Subsidiaries for the period beginning on May 2, 1994 and ending on the last day of the Fiscal Quarter immediately preceding the date of measurement, plus (d) the amount, if any, by which the Adjusted Consolidated Tangible Net Worth is increased as a result of any issuance of Scotsman Earnout Shares (as defined in the Purchase Agreement) or Scotsman Contingent Common Stock (as defined in the Merger Agreement), plus (e) 60 percent of the net cash proceeds received after the date hereof by the Guarantor or any Subsidiary from the issuance of any equity security to any Person other than the Guarantor or any Subsidiary; provided, that no effect shall be given to any losses incurred by the Guarantor and its Subsidiaries during such period.

                  10.5.2. Leverage Ratio. At all times after the date hereof, measured as of the end of each Fiscal Quarter for the period of four Fiscal Quarters then ended, maintain a Leverage Ratio of not more than the following during each of the following periods:

                  Period                                       Ratio
             Second and Third Fiscal Quarters                  1.50:1
               of 1994
             Fourth Fiscal Quarter of 1994 and                 1.30:1
               first three Fiscal Quarters of 1995
             Fourth Fiscal Quarter of 1995 and first           1.10:1

               three Fiscal Quarters of 1996
             Fourth Fiscal Quarter of 1996 and                 1.00:1
               thereafter

                  10.5.3.   Interest Expense Coverage Ratio.   At all times
             after the date hereof, measured as of the end of each Fiscal Quarter, maintain an Interest Expense Coverage Ratio for the






             period of four Fiscal Quarters ending as of such date (provided, that for each Fiscal Quarter in 1994, such ratio shall be determined for the period beginning on the first day of the second Fiscal Quarter of 1994 and ending on the last day of such Fiscal Quarter), of not less than the following:

                  Period                                       Ratio
             Fiscal Year 1994 and first two                    3.75:1
               Fiscal Quarters of 1995
             Third Fiscal Quarter of 1995                      4.00:1
             Fourth Fiscal Quarter of 1995                     4.25:1
             Fiscal Year 1996                                  4.50:1
             Fiscal Year 1997 and thereafter                   5.00:1

                  10.5.4. Cash Flow Coverage Ratio. At all times after the date hereof, measured as of the end of each Fiscal Quarter,

             maintain a Cash Flow Coverage Ratio for the period of four Fiscal Quarters ending as of such date (provided, that for each Fiscal Quarter in 1994, such ratio shall be determined, on an annualized basis, for the period beginning on the first day of the second Fiscal Quarter of 1994 and ending on the last day of such Fiscal Quarter), of not less than the following:































                  Period                                       Ratio
             Fiscal Year 1994                                  .17:1
             First two Fiscal Quarters of 1995                 .18:1

             Third Fiscal Quarter of 1995                      .20:1
             Fourth Fiscal Quarter of 1995 and first           .22:1
               three Fiscal Quarters of 1996
             Fourth Fiscal Quarter of 1996 and                 .25:1
               thereafter

                  10.6. Transactions with Affiliates. The Company and the Guarantor each will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any material transaction with any Affiliate of the Guarantor or the Company, including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or the Guarantor's or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Company, the Guarantor or such Subsidiary, as the case may be, than those which might be obtained in an arm's-length transaction at the time from Persons which are not such an Affiliate; provided, that Restricted Payments permitted by Section 10.4 shall not be limited by this Section 10.6; provided, further that the Guarantor and each Subsidiary may enter into any such transaction with or make any such payment or transfer to any Wholly-Owned Subsidiary so long as any such transaction, payment or transfer which constitutes a Restricted Foreign Transfer would result in the Foreign Transfer Cap being exceeded.


                  10.7.     [Intentionally Omitted.]

                  10.8.     Consolidations, Mergers and Sales of Assets.

                  (a) The Guarantor and the Company each will not (i) consolidate with or merge with or into any other Person or (ii) sell, assign, lease, transfer or otherwise dispose of all or substantially all of its assets to any other Person; provided that each may merge with another Person so long as (x) it is the surviving corporation and
        (y) immediately after giving effect thereto, no Event of Default or Potential Event of Default shall have occurred and be continuing. The Guarantor and the Company each will not permit any of its Subsidiaries to consolidate or merge with or into any Person unless either (A) the Guarantor or the Company is the surviving corporation, (B) the corporation surviving such consolidation or merger is a Wholly-Owned Subsidiary of the Guarantor or the Company or (C) such merger or consolidation is effected in connection with a disposition permitted by Section 10.8(b) of the entire Investment in such Subsidiary.

        xxx       (b)  Neither the Guarantor nor the Company nor any of their respective Subsidiaries will sell, assign, lease, transfer or





        otherwise dispose of (a "disposition") any assets other than (i) dispositions to the Guarantor or the Company or a Wholly-Owned Subsidiary of either, (ii) dispositions of inventory or used, worn-out or surplus equipment in the ordinary course of business, (iii) the Halsey-Taylor Disposition, (iv) the Glenco-Star Disposition, (v) terminations of the corporate existence of a Subsidiary permitted under Section 10.9 and (vi) dispositions of assets not otherwise permitted by the foregoing clauses (i) through (iv) for consideration not less than the fair market value thereof in transactions which do not constitute either a Sale and Leaseback Transaction or a Substantial Asset Sale.

                  (c) The aggregate value of consideration other than cash and readily marketable cash equivalents received by the Guarantor, the Company and their respective Subsidiaries in connection with the disposition of any one or more assets pursuant to clause (b)(iv) above (other than any such non-cash consideration received in connection with the Halsey-Taylor Disposition), determined at the date of receipt thereof, net of (A) cash or readily marketable cash equivalents thereafter received in respect thereof and (B) consideration represented by contingent or conditional rights to receive cash or other property in the future where receipt thereof is uncertain, will at no time exceed $5,000,000. If the Board of Directors of the Guarantor or the Company shall determine in good faith the fair value of any asset sold and of the consideration received therefor, such determination shall be conclusive for purposes of this Section, absent manifest error.

                  10.9. Corporate Existence, etc.; Business. Each of the Company and the Guarantor will at all times preserve and keep in full force and effect its corporate existence, and rights, permits and franchises deemed material to its business, and those of each of its Subsidiaries, except as otherwise specifically permitted by Section
        10.8 and except that the corporate existence of any Subsidiary may be terminated if, in the good faith judgment of the Board, such termination is in the best interest of the Company and is not disadvantageous to the holders of the Notes. The Company and the Guarantor will not, and will not permit any of its Subsidiaries to, engage in any business other than the businesses of the same general type as conducted by the Related Companies on the date of this Agreement (including, without limitation, the food-service equipment business) as described in the Guarantor's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 27, 1994 (as amended and including the documents included therein by reference) and other activities incidental or related to such businesses.

                  10.10.    Payment of Taxes and Claims; Tax Consolidation.
        (a) The Company and the Guarantor each will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before







        any penalty of interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

                  (b) Except for returns including periods prior to the Distribution, the Company and the Guarantor will not consent to or permit the filing of or be a party to any consolidated income tax return on behalf of itself or any of their Subsidiaries with any Person, other than a consolidated return of the Company and the Guarantor and their respective Subsidiaries.

                  10.11.    Compliance with ERISA.  With respect to any Plan,

        neither the Guarantor nor any Subsidiary shall:

                  (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $1,000,000 could reasonably be expected to be imposed;

                  (b) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $1,000,000, whether or not waived, or permit any Unfunded Liability to exceed $1,000,000;

                  (c) permit the occurrence of any Termination Event which could reasonably be expected to result in a liability to the Borrower or any other member of the Controlled Group in excess of $1,000,000;

                  (d) fail to make any contribution or payment to any Multiemployer Plan which the Guarantor or any other member of the Controlled Group may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto which results in or could reasonably be expected to result in a liability in excess of $1,000,000; or

                  (e)  permit the establishment or amendment of any Plan or

        fail to comply with the applicable provisions of ERISA and the Code with respect to any Plan which could result in liability to the Guarantor or any other member of the Controlled Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.








                  10.12. Compliance with Applicable Laws. The Company and the Guarantor each will, and will cause each of their respective Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental body or regulatory authority, a breach of which could have a Material Adverse Effect on the business, financial condition or operations of the Related Companies or materially impair the Company's or the Guarantor's ability to pay the Notes or to perform or observe the provisions of this Agreement or the Notes, except where contested in good faith and by proper proceedings.

                  10.13. Maintenance of Properties; Insurance. The Guarantor will, and will cause each Subsidiary of it to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition in accordance with its customary practices. The Guarantor will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Guarantor will furnish to each holder of Notes upon request full information as to the insurance carried.

                  10.14.    [Intentionally Omitted.]

                  10.15.    [Intentionally Omitted.]

                  10.16. Fiscal Year. Each of the Related Companies will maintain a fiscal year ending on the Sunday nearest to December 31; provided, however, that a business which is newly acquired by any Related Company as a Subsidiary or a division may continue to maintain the same fiscal year such business maintained prior to its acquisition
        (i) during such period as may be reasonably necessary to complete the conversion of such fiscal year to a fiscal year ending on the Sunday nearest to December 31 or (ii) so long as the maintenance of such fiscal year has no material effect on the information included in any of the financial statements described in Section 7; provided further that any Person which becomes a Subsidiary as a result of the Closing Transactions and which has a fiscal year-end other than that described in clause(i) above may maintain such fiscal year-end.

                  10.17. Guaranties. Effective upon any Person becoming a Domestic Subsidiary of the Guarantor, except, with the prior written consent of the holders of at least 66 2/3 percent in principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Guarantor or the Company or any of their respective Subsidiaries or Affiliates), such consent not to be unreasonably withheld (it being agreed that refusal to give such consent based on the refusal by or on behalf of the "Required Lenders" under the Credit Agreement to give a similar consent shall not be deemed to be consent which is unreasonably withheld), for any Domestic






        Subsidiary created in connection with a joint venture between the Guarantor or any Subsidiary of the Guarantor and an unaffiliated third party, each such new Domestic Subsidiary shall execute a Guaranty substantially in the form of Exhibit J hereto; provided, that if any Subsidiary Guarantor shall cease to be a Subsidiary of the Guarantor as a result of any transaction permitted hereby, then so long as no Event of Default shall have occurred and be continuing, such Guarantor shall be released from all of its obligations under the applicable Guaranty promptly following the request of the Company.

                  10.18. Investments and Purchases. The Guarantor will not, nor will it permit any Subsidiary of it to, make or suffer to exist any Investments (including, without limitation, loans and advances to the Guarantor or any Subsidiary of it, and other Investments in Subsidiaries of the Guarantor), or commitments therefor, or to create any Subsidiary of the Guarantor or to become or remain a partner in any partnership or joint venture, or to make any Purchases of any Person, except:


                  (a) Existing Investments in Subsidiaries of the Guarantor and other Investments in existence on the date hereof and described in
        Schedule 6.15 hereto;

                  (b) Purchases by the Guarantor or any Subsidiary of the Guarantor, so long as (i) no Event of Default or Potential Event of Default has occurred and is continuing or would occur after giving effect thereto, (ii) the Company has provided the holders of Notes with pro forma financial statements giving effect thereto which evidence compliance with Section 10.5, and (iii) the entity being acquired is in substantially the same or a similar type of business as the Guarantor and its Subsidiaries;

                  (c) Additional Investments by the Guarantor or any of its Subsidiaries in the Guarantor or any Wholly-Owned Subsidiary of the Guarantor and the creation of new Subsidiaries by the Guarantor or any Subsidiary of the Guarantor;

                  (d) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition, is rated at least A-1 by Standard & Poor's Corporation ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's"), or the equivalent thereof;


                  (e) Investments in direct obligations of the United States of America or, with respect to the Foreign Subsidiaries, of the central government of the applicable jurisdiction, or any agency thereof, maturing in twelve months or less from the date of acquisition thereof and which are backed by the full faith and credit of the United States of America or such other applicable jurisdiction, as aforesaid, provided that such direct obligations of any central






        government other than the United States of America or of any agency of any central government other than the United States of America have implied ratings of at least A-1 by S&P or P-1 by Moody's, or the equivalent thereof, at the time of the acquisition of such obligations by the Guarantor or any Subsidiary of it;

                  (f) Investments in certificates of deposit maturing within one year from the date of origin, bankers' acceptances, repurchase agreements or other similar instruments issued by (i) any lender under the Credit Agreement or (ii) any other bank or trust company organized under the laws of the United States or any state thereof with capital, surplus and undivided profits aggregating at least $100,000,000 and whose commercial paper (or that of its parent corporation) is rated at least A-1 by S&P or at least P-1 by Moody's, or the equivalent thereof at the time of such Investment;

                  (g) Investments in certificates of deposit maturing within one year from the date of origin, issued by a bank or trust company organized under the laws of any jurisdiction other than that of the United States of America or any state thereof and whose short-term deposit rating at the time of such Investment is any of the three (3) highest ratings then accorded by Moody's or another comparable rating service;

                  (h) Temporary advances to officers and employees of the Guarantor or any Subsidiary for travel and other business expenses in the ordinary course of business;

                  (i) Loans to officers and employees of the Guarantor or any Subsidiary of it, including but not limited to loans for relocation expenses, in an aggregate amount not to exceed $500,000 at any one time outstanding;

                  (j) Investments in the ordinary course of business made in order to hedge the exposure of the Guarantor or any Subsidiary of it to fluctuations in foreign currencies in which the Guarantor or any Subsidiary of it has currency exposure in the ordinary course of business;

                  (k) Investments in demand deposit accounts maintained in the ordinary course of business;

                  (l)  Investments in any fund or other pooling arrangement

        which holds at least ninety percent (90 percent) of its assets in the investments itemized in (d) through (g) above; and

                  (m) Investments not otherwise permitted by subsections (a) through (l) of this Section 10.18 in an aggregate outstanding amount not to exceed at any one time four percent (4 percent) of the Consolidated Tangible Assets of the Guarantor and its Subsidiaries,






        determined as of the last day of the Fiscal Quarter immediately preceding any date of determination;

        so long as, in any such case (except as set forth in clause (a)), (x) no such Investment or Purchase which constitutes a Restricted Foreign Transfer may be made or permitted to exist if it would result in the Foreign Transfer Cap being exceeded and (y) no Subsidiary of the Guarantor shall make any payment to the Guarantor which constitutes an Investment unless such payment is required (i) to pay any dividend permitted under clause (1) of the second proviso of Section 10.4 or
        (ii) to effect any transaction otherwise expressly permitted hereunder.

                  10.19. Capital Expenditures. The Guarantor will not, nor will it permit any Subsidiary of it to, expend, or be committed to expend for Capital Expenditures (including, without limitation, for the acquisition of fixed assets) on a non-cumulative basis in the aggregate for the Guarantor and its Subsidiaries more than $7,000,000 during either of the 1994 and 1995 Fiscal Years, $8,000,000 during the 1996 Fiscal Year and $10,000,000 during any Fiscal Year thereafter.

                  10.20. Lease Rentals. The Guarantor will not, nor will it permit any Subsidiary of it to, create, incur or suffer to exist obligations for Rentals in excess of $5,000,000 during any one Fiscal Year on a non-cumulative basis in the aggregate for the Guarantor and its Subsidiaries.

                  10.21. Environmental Matters. The Guarantor shall and shall cause each of its Subsidiaries to (a) at all times comply in all material respects with all applicable Environmental Laws and (b) promptly take any and all remedial actions required under applicable Environmental Laws in response to the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any real property owned, leased or operated by the Guarantor or any of its Subsidiaries, except in any case where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In the event that the Guarantor or any Subsidiary of it undertakes any remedial action with respect to any Hazardous Material on, under or about any real property, the Guarantor or such Subsidiary shall conduct and complete such remedial action in material compliance with all applicable Environmental Laws and in accordance with the applicable policies, orders and directives of all foreign federal, state and local governmental authorities, except when the

        Guarantor's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or Release of any Hazardous Material is being contested in good faith by the Guarantor or such Subsidiary and appropriate reserves therefor have been established. If a holder of any Note at any time has a reasonable basis to believe that there may be a material violation of any Environmental Law by the Guarantor or any of its Subsidiaries, or any material liability arising thereunder






        or related to a Release of Hazardous Materials on any real property owned, leased or operated by the Guarantor or any of its Subsidiaries or a Release on real property adjacent to such real property, then the Guarantor shall, upon the reasonable request of such holder, provide such holder with all such reports, certificates, engineering studies and other written material or data as such holder may reasonably request.

                  10.22. Agreements as to Prohibited Acts. Neither the Guarantor nor any Subsidiary of it shall agree or in any manner commit itself to take or fail to take any action which, if taken or not taken, as applicable, would constitute a breach of this Agreement.

                  10.23. Inconsistent Agreements. The Guarantor shall not, nor shall it permit any Subsidiary of it to, enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly prohibits or restrains the amending of this Agreement or the Subsidiary Guaranties.



        SECTION 11.  EVENTS OF DEFAULT; ACCELERATION.

                  If any of the following conditions or events ("Events of Default") shall occur and be continuing:

                  (a) the Company shall default in the payment of any principal of or premium, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company shall default in the payment of any interest on any Note for two days after the date such interest becomes due and payable; or

                  (c) the Company or the Guarantor shall default in the performance of or compliance with any term contained in Section 7(h) or Sections 10.1, 10.2, 10.4, 10.5, 10.8, 10.11, and 10.16 through
        10.23 (inclusive); or

                  (d) any Related Company (other than the Company or the Guarantor) shall fail to observe or perform any covenant contained in Sections 10.1, 10.2, 10.4, 10.8, 10.11, and 10.16 through 10.23
        (inclusive); or


                  (e) any Related Company shall default in the performance of or compliance with any term contained in any Financing Document other than the terms of this Agreement referred to above in this Section 11 and such default shall not have been remedied within 30 days after any Responsible Officer of the Company knew of such default; or







                  (f) any representation or warranty made in writing by or on behalf of the Company or the Guarantor in this Agreement or in any instrument furnished in compliance with or in connection with this Agreement otherwise made in writing in connection with the transactions contemplated by this Agreement shall prove to have been false or incorrect in any material respect on the date as of which made; or

                  (g) any Related Company shall default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Material Debt (other than under this Agreement or the Notes) when due or within any applicable period of grace, other than the failure to make any payment in respect of Debt which is identified on Exhibit D to the Original Agreements as being
        (i) subject to the MGT Commitment, or (ii) covered by the HI Indemnity, the maturity of which Debt referred to in clause (i) or
        (ii) shall have been accelerated directly as a result of the consummation of the Transaction (in whole or in part) or any of the actions contemplated thereby provided that payment pursuant to the MGT Commitment or the HI Indemnity (as appropriate) shall have been made within thirty (30) days after demand therefor, but in any event, with respect to a payment pursuant to the MGT Commitment, prior to the expiration of the MGT Commitment; or

                  (h) a "Default" shall occur as such term is defined in the Note Pledge Agreement or if any event shall occur or condition shall exist in respect of any Material Debt (other than under this Agreement or the Notes) or under any evidence of any such Material Debt or of any mortgage, indenture or other agreement relating thereto the effect of which is to cause (or to permit one or more Persons to cause) such Material Debt to become due before its stated maturity or before its regularly scheduled dates of payment, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto, other than the consummation of the Transaction (in whole or in part) or any of the actions contemplated thereby, to the extent any thereof results, or with the giving of notice or lapse of time or both, could result in the acceleration of the maturity of any Debt which is identified on Exhibit D as being (i) subject to the MGT Commitment or
        (ii) covered by the HI Indemnity, provided that the MGT Commitment or the HI Indemnity, as appropriate, shall be in full force and effect; or


                  (i) any Related Company shall (i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver,






        trustee or other officer with similar powers of itself or of any substantial part of its property, (v) be adjudicated insolvent or (vi) take corporate action for the purpose of any of the foregoing; or

                  (j) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by any Related Company a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Related Company, or if any petition for any such relief shall be filed against any Related Company and such petition shall not be dismissed within 30 days; or

                  (k) a final judgment or judgments shall be rendered against any Related Company for the payment of money in excess of $500,000 with respect to any one judgment and $2,000,000 in the aggregate, and any one of such judgments shall not be discharged or execution thereon stayed pending appeal, within 30 days after entry thereof, or, in the event of such a stay, such judgment shall not be discharged within 30 days after such stay expires; or

                  (l) the HI Indemnity shall at any time be cancelled or amended without the prior written consent of the holders of at least 66-2/3 percent in aggregate principal amount of the Notes; or

                  (m) the Company shall at any time not be a Wholly-Owned Subsidiary of the Guarantor;

        then, (x) upon the occurrence of any Event of Default described in subdivision (i) or (j) of this Section 11 with respect to the Company (other than such an Event of Default described in clause (i) of subdivision (i) or described in clause (vi) of subdivision (i) by virtue of the reference in such clause (vi) to such (i)), the unpaid principal amount of and accrued interest on the Notes shall automatically become due and payable or (y) upon the occurrence of any other Event of Default, any holder or holders of 51 percent or more in principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Related Companies or Affiliates) may at any time (unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to the Company, declare all the Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon and, in either case, there shall also be due and payable on each Note to the extent permitted by applicable law a Make-Whole Premium determined in respect of the date on which the unpaid amount of such Note became due and payable pursuant to this Section 11 and of the unpaid principal amount of such






        Note on such date, all without presentment, demand, protest or further notice, which are hereby waived, provided that during the existence of an Event of Default described in subdivision (a) or (b) of this
        Section 11, then, irrespective of whether the holder or holders of 51 percent or more in principal amount of Notes then outstanding (excluding an, Notes directly or indirectly owned by the Related Companies or Affiliates) shall have declared all the Notes to be due and payable pursuant to this Section 11, any holder of the Notes (other than the Related Companies or Affiliates) at the time outstanding may, at its option, by notice in writing to the Company, declare the Notes then held by such holder to be due and payable, whereupon the Notes then held by such holder shall forthwith mature and become due and payable, together with interest accrued thereon and, to the extent permitted by applicable law, a Make-Whole Premium determined in respect of the date on which the unpaid amount of such Note became due and payable pursuant to this Section 11 and of the unpaid principal amount of such Note on such date, without presentment, demand, protest or notice, all of which are hereby waived.

                  At any time after the principal of, and interest accrued on, all the Notes are declared due and payable, the holders of more than 51 percent in aggregate principal amount of the Notes then outstanding (excluding any Notes directly or indirectly owned by the Related Companies or Affiliates), by written notice to the Company, may rescind and annul any such declaration and its consequences (other than in respect of any Note which has been individually accelerated pursuant to the proviso contained in the immediately preceding paragraph) if (x) the Company has paid all overdue interest on the Notes, the principal of and premium, if any, on any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue principal and premium and (to the extent permitted by applicable law) any overdue interest, in respect of the Notes at the rate of 12.43 percent per annum, (y) all Events of Default, other than non-payment of amounts which have become due solely by reason of such declaration, and all conditions and events which constitute Events of Default or Potential Events of Default have been cured or waived, and
        (z) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement; but no such rescission and annulment shall extend to or affect any Subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.



        SECTION 12.  REMEDIES ON DEFAULT, ETC.

                  In case any one or more Events of Default or Potential Events of Default shall occur and be continuing, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other






        appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any principal of or premium, if any, or interest on any Note, the Company will pay to the holder thereof such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys, fees, expenses and disbursements, and any out-of-pocket costs and expenses of any such holder incurred in connection with analyzing, evaluating, protecting, ascertaining, defending or enforcing any of its rights as set forth in this Agreement and the Note. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.


        SECTION 13.  DEFINITIONS.

                  13.1. Definitions. As used herein the following terms have the following respective meanings:

                  Accounts: means all present and future rights of a Person to payment for goods sold or leased or for services rendered, whether or not they have been earned by performance.

                  Adjusted Consolidated Tangible Net Worth:  means at any date
        (a) the Consolidated Net Worth of the Guarantor and its Subsidiaries, minus (b) the consolidated Intangible Assets of the Guarantor and its Subsidiaries, plus (c) the Intangible Assets acquired by the Guarantor or its Subsidiaries in connection with or resulting from the transactions contemplated by the Merger Agreement and the Purchase Agreement (less any depreciation or amortization thereof through the date of determination), plus (d) the Intangible Assets acquired by the Guarantor or its Subsidiaries in connection with or resulting from any Purchases consummated after the date hereof which, in the aggregate, do not exceed the lesser of (i) $12,000,000 and (ii) sixty percent (60 percent) of the aggregate purchase price (including consideration paid and liabilities assumed) of such Purchases.


                  Affiliate: as applied to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person or any Subsidiary of such Person, including (without limitation) any Person beneficially owning or holding 10 percent or more of any class of voting securities, provided that, for purposes of this definition, "control" (including, with correlative meanings, the






        terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and provided further that neither any holder of Notes nor any other Person which is an institution shall be deemed to be an Affiliate of the Guarantor, the Company or any of their respective Subsidiaries solely by reason of ownership of the Notes or other securities issued in exchange for the Notes or by reason of having the benefits of any agreements or covenants of the Guarantor and the Company contained in this Agreement.

                  Agreement Accounting Principles: means generally accepted United States accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 7; provided, that for purposes of determining compliance with the financial covenants set forth in Section 10.5, "Agreement Accounting Principles" shall mean such accounting principles as in effect on the date of this Agreement, together with any such other accounting principles which take effect after the date of this Agreement to the extent agreed to by the Company and the holders of more than 51 percent in aggregate principal amount of the Notes then outstanding (excluding any Notes directly or indirectly owned by the Related Companies or Affiliates).

                  Amendment Agreement: that certain Amendment Agreement dated as of April 29, 1994 among the Company, the Guarantor and the Holders.

                  Board: the Board of Directors of a Person or a committee of directors of a Person lawfully exercising the relevant powers of the Board.

                  Booth:  means Booth, Inc., a Texas corporation.


                  Business Day: any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, Chicago, Illinois, or Hartford, Connecticut are authorized or required by law to close.

                  Capital Expenditures: without duplication, any expenditures for any purchase or other acquisition for value of any asset that is classified on a consolidated balance sheet of the Guarantor and its Subsidiaries prepared in accordance with Agreement Accounting Principles as a fixed or capital asset, excluding (a) the cost of assets acquired under Capitalized Lease Obligations, (b) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, (c) leasehold improvement expenditures for which the Guarantor or a Subsidiary of it is reimbursed promptly by the lessor and (d)






        assets acquired pursuant to a merger permitted under this Agreement or a Purchase or Investment permitted under this Agreement.

                  Capitalized Lease: of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

                  Capitalized Lease Obligation: of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

                  Cash Flow Coverage Ratio: means, with respect to the Guarantor on a consolidated basis with its Subsidiaries, at any time, the ratio of (a) the sum of (i) Net Income for such period (excluding extraordinary gains but including extraordinary losses) plus (ii) the aggregate amounts deducted in determining Net Income for such period in respect of (A) non-cash interest charges, (B) the deferred portion of the provision for income taxes, (C) amortization of debt discount and intangibles, (D) depreciation, depletion, amortization and other similar non-cash charges, (E) non-cash charges mandated by the Financial Accounting Standards Board and (F) unamortized fees and redemption premiums paid in connection with the redemption or repayment of Indebtedness to (b) the Consolidated Funded Debt of such Persons.

                  Change in Control: (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30 percent or more of the outstanding shares of voting stock of the Guarantor, but excluding any such acquisition effected in connection with the transactions contemplated by the Purchase Agreement or the Merger Agreement, or (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of the Guarantor on the first day of each such period or (ii) subsequently became directors of the Guarantor and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Guarantor, to constitute a majority of the board of directors of the Guarantor.


                  Closing Date: shall have the meaning ascribed to such term in the Original Agreements.

                  Closing Transactions: the term "Closing Transactions" shall have the meaning assigned to such term in the Credit Agreement as in effect on the date hereof.







                  Code: the Internal Revenue Code of 1986, as amended from time to time.

                  Company: Scotsman Group Inc., a Delaware corporation, and, to the extent permitted hereby, its successors and assigns.

                  Consolidated or consolidated: when used in connection with any calculation, means a calculation to be determined on a consolidated basis for the Guarantor and its Subsidiaries in accordance with Agreement Accounting Principles.

                  Consolidated Net Worth: means at any date the consolidated stockholders' equity of the Guarantor and its Subsidiaries determined in accordance with Agreement Accounting Principles, without giving effect to any changes in the accumulated translation adjustments account of any such Persons after the last day of the fiscal year of such Person most recently ended on or prior to the date hereof.


                  Contingent Obligation: of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit, but excluding any endorsements of other items for collection or deposit in the ordinary course of business.

                  Controlled Group: means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor or the Company on and after April 17, 1989, are treated as a single employer under Section 414 of the Code.

                  Credit Agreement: the Credit Agreement among the Company, certain of its Subsidiaries, certain financial institutions and The First National Bank of Chicago, as agent, as amended, supplemented or otherwise modified from time to time.

                  Delfield:  The Delfield Company, a Delaware corporation.


                  DFC:  DFC Holding Corporation, a Delaware corporation.

                  Distribution: the distribution of the common stock of the Guarantor by HI to the shareholders of HI, as described in the Form 10.








                  Dividend: the declaration and payment by the Company to HI on April 14, 1989 of a dividend in the amount of $10,000,000.

                  Domestic Subsidiary: means a Subsidiary of the Guarantor organized under the laws of the United States or any political subdivision or any agency, department or instrumentality thereof.

                  Domestic Transfer: any (a) payment of a dividend by any Foreign Subsidiary to the Guarantor or any Domestic Subsidiary, (b) sale, lease or other disposition of Property in which (i) assets are transferred or services are rendered by any Foreign Subsidiary to the Guarantor or any Domestic Subsidiary for less then fair market value or (ii) assets are transferred or services are rendered by the Guarantor or any Domestic Subsidiary to any Foreign Subsidiary for greater than fair market value, (c) any repayment by any Foreign Subsidiary to the Guarantor or any Domestic Subsidiary of any Investment thereby or (d) any sale of assets or stock of any Foreign Subsidiary by the Guarantor or any Domestic Subsidiary. For the

        purposes of clause (b) of this definition: (x) the fair market value of each sale, lease or other disposition of manufactured products services shall be equal to the sum of (i) the variable costs of such manufacturing such product (determined in each case in accordance with the methods used as of the date hereof by the Foreign Subsidiaries to determine such variable costs) plus (ii) 10 percent of such variable costs; and (y) any royalty charged by any Foreign Subsidiary to the Guarantor or a Domestic Subsidiary for the use of a trademark, trade name or service mark shall be deemed to have been charged at fair market value.

                  EBITA: means, for any applicable computation period, the Net Income of the Guarantor and its Subsidiaries on a consolidated basis from continuing operations, plus the aggregate amounts deducted in determining Net Income for such period in respect of (a) income, net worth and franchise taxes, (b) interest expenses, (c) amortization and (d) write-offs of goodwill.

                  Environmental Laws: as to any Person, the applicable federal, state and local environmental, health and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives and standards.

                  ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time.


                  Event of Default:  the meaning specified in Section 11.

                  Financing Documents: this Agreement, the Notes, the Subsidiary Guaranties, the Amendment Agreement and the Note Pledge Agreement.







                  Fiscal Quarter: means one of the four 13 week (or, with respect to the fourth such period in each Fiscal Year which has 53 weeks, 14 week) accounting periods in each Fiscal Year.

                  Fiscal Year: means the accounting period ending on the Sunday nearest to December 31 of each year.

                  Foreign Subsidiary: means a Subsidiary of the Guarantor which is not a Domestic Subsidiary.

                  Foreign Transfer Cap: (a) with respect to all Restricted Foreign Transfers, $55,000,000, less (i) the aggregate amount of all Restricted Foreign Transfers made on or after the date hereof (including without limitation any Restricted Foreign Transfers made in connection with the Closing Transactions), plus (ii) the aggregate amount of the net proceeds received by the Guarantor and its Domestic Subsidiaries as a result of the Domestic Transfers made on or after the date hereof and (b) with respect to Restricted Foreign Transfers described in clauses (a), (c) and (d) of the definition thereof, $35,000,000, less (i) the aggregate amount of all Restricted Foreign Transfers described in clauses (a), (c) and (d) of the definition thereof made on or after the date hereof (including without limitation any such Restricted Foreign Transfer made in connection with the Closing Transactions), plus (ii) the aggregate amount of the net proceeds received by the Guarantor and its Domestic Subsidiaries as a result of the Domestic Transfers described in clauses (a), (c) and (d) of the definition thereof made on or after the date hereof.

                  Form 10: the registration statement on Form 10 for the registration under the Securities Exchange Act of 1934 of the common stock of the Parent Guarantor, as filed with the Securities and Exchange Commission on February 14, 1989 and as amended through April 14, 1989.

                  Funded Debt: of a Person means the Indebtedness of such Person (without double counting) other than (a) Rate Hedging Obligations, (b) repurchase obligations or liabilities of such Person with respect to Accounts or notes receivable sold by such Person and
        (c) all Indemnified Debt.

                  Funding Date: shall have the meaning ascribed to such term in the Original Agreements.


                  Glenco-Star Disposition: the disposition on September 28, 1992 of the business and assets of the Glenco-Star division of the Company.

                  Guarantor: means Scotsman Industries, Inc., a Delaware corporation, and its successors.







                  Hazardous Materials: any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance defined or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil or any fraction thereof.

                  HI:  Household International, Inc., a Delaware corporation.

                  HI Indemnity: the indemnity agreement dated April 14, 1989 between the Company and HI pursuant to which HI indemnifies the Company for all liabilities incurred in connection with the Debt listed on Exhibit D to the Original Agreements which is identified as being covered by the HI Indemnity.

                  Holders:  is defined in the introductory paragraph hereof.

                  Indebtedness: of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens (other than Liens described under Section 10.2(a) through (d)) or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f) Rate Hedging Obligations, (g) Contingent Obligations, (h) obligations for which such Person is obligated pursuant to or in respect of a letter of credit and (i) repurchase obligations or liabilities of such Person with respect to Accounts or notes receivable sold by such Person, in each case other than Indemnified Debt.

                  Indemnified Debt: means all Indebtedness as to which the Guarantor and its Subsidiaries are indemnified against pursuant to the HI Indemnity and as to which any claims for indemnification thereunder are actually paid to such Persons within one year following the making of any claim therefor.

                  Intangible Assets: of a Person means the amount of such Person's unamortized debt discount and expense (other than deferred expenses related to the transactions contemplated by the Credit Agreement), unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

                  Interest Expense Coverage Ratio: for any applicable computation period of the Guarantor, the ratio of EBITA to the interest expenses deducted in determining Net Income of the Guarantor and its Subsidiaries on a consolidated basis for such period, all as determined in accordance with Agreement Accounting Principles.






                  Investment: of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

                  Leverage Ratio: with respect to the Guarantor on a consolidated basis with its Subsidiaries, at any time, the ratio of
        (a) the Consolidated Funded Debt of such Persons to (b) Consolidated Net Worth.

                  Lien: as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement which names such person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

                  Make-Whole Premium: an amount, if any, by which (a) the present value as of the date in respect of which the Make-Whole Premium is to be determined of all scheduled principal and interest payments thereafter due on the portion of the principal amount of the
        Note in respect of which the Make-Whole Premium is to be determined discounted semiannually at a rate equal to the then existing yield to maturity of U.S. Treasury Securities with an average life to maturity nearest to the remaining Weighted Average Life to Maturity of such Note, as determined by reference to the then most recent Federal Reserve Statistical Release H.15(519) which has become publicly available (or, if such Statistical Release is no longer published, any publicly available source of similar market data), exceeds (b) the portion of the principal amount of the Note in respect to which the Make-Whole Premium is to be determined.

                  Material Adverse Effect: with respect to any matter that such matter (i) could reasonably be expected to materially and adversely affect the business, properties, condition (financial or otherwise), or results of operations of the Guarantor and its Subsidiaries or the Company and its Subsidiaries, in each case considered as a whole or (ii) by or before any court or arbitrator or any governmental body, agency or official, draws into question the validity or enforceability of any material provision of any Financing Document against any Obligor party thereto.







                  Material Debt: Debt of one or more Related Companies, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $5,000,000.

                  Merger Agreement: The Agreement and Plan of Merger dated as of January 11, 1994 among the Guarantor, DFC, Delfield and the other parties named therein, as the same may be amended, supplemented or otherwise modified from time to time.

                  MGT Commitment: either (a) the commitment by Morgan Guaranty Trust Company of New York dated April 13, 1989, or (b) a commitment, in form and substance satisfactory to the holders of 51 percent of the aggregate principal amount of the Notes, by one or more lender or lenders, in each case, to lend to the Company the lesser of
        (A) $9,790,000 or (B) the principal amount outstanding under the Debt identified on Exhibit D to the Original Agreements as being subject to the MGT Commitment either (x) in the event of the acceleration of any of the Debt identified on Exhibit D to the Original Agreements as being subject to the MGT Commitment as a direct result of the consummation of the Transaction in whole or in part, of any of the actions contemplated thereby or (y) to refinance such Debt.

                  Multiemployer Plan: any Plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

                  Net Income: for any computation period, with respect to the Guarantor on a consolidated basis with its Subsidiaries (other than any Subsidiary (a) which is either a Domestic Subsidiary restricted from making payments under its Subsidiary Guaranty or is a Domestic Subsidiary that is not a party to a Subsidiary Guaranty and (b) which is subject to a restriction on declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise which effectively restricts any such action during such period (a "Restricted Subsidiary")), cumulative net income earned during such period in accordance with Agreement Accounting Principles, but including any dividends actually paid in such period by any Restricted Subsidiary to the Guarantor or to any Subsidiary of the Guarantor other than a Restricted Subsidiary.

                  Notes:  the meaning specified in Section 1.1.

                  Note Pledge Agreement: that certain Note Pledge Agreement dated as of April 29, 1994 between the Company and The First National

        Bank of Chicago, as agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  Obligors:  the Company and the Guarantor.

                  Officers' Certificate: a certificate executed on behalf of the Company or the Guarantor by its Chairman of the Board of Directors






        (if an officer) or its President or one of its Vice Presidents and its Vice President-Finance, Treasurer, Controller or one of its Assistant Treasurers, or other officer with comparable financial responsibilities and, as to any partnership, a certificate executed on behalf of such partnership by its general partner which would qualify as an Officers' Certificate of such general partner hereunder.

                  PBGC: the Pension Benefit Guaranty Corporation or any governmental authority succeeding to any of its functions.

                  Person: a corporation, an association, a partnership, a joint venture, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  Plan: an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is maintained by a member of the Controlled Group for employees of a member of the Controlled Group.


                  Pledge Agreement: The Note Pledge Agreement dated as of the date hereof between the Company and The National Bank of Chicago, as agent, as amended, supplemented or modified from time to time.

                  Potential Event of Default: any condition or event which, with notice or lapse of time or both, would become an Event of Default.

                  Property: of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

                  Purchase: any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Guarantor or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.


                  Purchase Agreement: The Share Acquisition Agreement dated as of January 11, 1994 among the Guarantor, Whitlenge and certain other parties therein, as amended, supplemented or otherwise modified from time to time.

                  Rate Hedging Obligations: of a Person means any and all net obligations of such Person, whether absolute or contingent and






        howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing, determined with respect to interest rate agreements, by multiplying two percent (2 percent) of the notional amount thereof times the number of years remaining to maturity.

                  Reimbursement Agreement: Each Application and Reimbursement Agreement for Standby Letter of Credit and each Application and

        Reimbursement Agreement for Commercial Letter of Credit and each other similar reimbursement agreement, in each case in substantially the form of either Exhibit C-1 or Exhibit C-2 attached to the Credit Agreement as in effect on the date hereof.

                  Related Company: the Guarantor or the Company or a Subsidiary of either.

                  Release: is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 39601 et seq.

                  Rentals: of a Person means the aggregate fixed amounts payable by such Person under any operating lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more.

                  Reportable Event: a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

                  Responsible Officer: with respect to any matter, any officer of the Guarantor or any of its Subsidiaries who, as a result of his level of seniority or the scope of his duties or general







        exposure to the business of the Guarantor or any of its Subsidiaries, has or ought to have knowledge of the matter in question.

                  Restricted Foreign Transfer: any (a) payment of a dividend by the Guarantor or any of its Domestic Subsidiaries to any Foreign Subsidiary, (b) sale, lease or other disposition of Property in which
        (i) assets are transferred or services are rendered by the Guarantor or any Domestic Subsidiary to any Foreign Subsidiary for less than fair market value or (ii) assets are transferred or services are rendered by any Foreign Subsidiary to the Guarantor or any Domestic Subsidiary for greater than fair market value, (c) Investment by the Guarantor or any Domestic Subsidiary in any Foreign Subsidiary or (d) Purchase by the Guarantor or any of its Domestic Subsidiaries of the assets or stock of any Person that would constitute a Foreign Subsidiary. For the purposes of clause (b) of this definition: (x) the fair market value of each sale, lease or other disposition of manufactured products shall be equal to the sum of (i) the variable costs of manufacturing such product (determined in each case in accordance with the methods used as of the date hereof by the Guarantor and its Domestic Subsidiaries to determine such variable costs) plus (ii) 10 percent of such variable costs; (y) any royalty charged by the Guarantor or any Domestic Subsidiary to a Foreign Subsidiary for the use of any trademark, trade name or service mark shall be deemed to have been charged at fair market value; and (z) any routine management services rendered in the ordinary course of business by the Guarantor or any Domestic Subsidiary to any Foreign Subsidiary shall be deemed to have been rendered at fair market value.

                  Restricted Payment: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Guarantor now or hereafter outstanding, except (i) a dividend payable solely in shares of stock of the Guarantor, (ii) cash payments made in lieu of dividends of fractional shares that otherwise would be distributed and (iii) the distribution of common stock purchase rights as contemplated in the Form 10; and (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of stock of the Guarantor, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock of the Guarantor.

                  Sale and Leaseback Transaction: any arrangement with any Person providing for the leasing by a Related Company of any property that, or of any property similar to and used for substantially the same purposes as any other property that, has been or is to be sold, assigned, transferred or otherwise disposed of by a Related Company to such Person with the intention of entering into such a lease.

                  Single Employer Plan: means a Plan subject to Title IV of ERISA maintained by the Guarantor or any member of the Controlled






        Group for employees of the Guarantor or any member of the Controlled Group, other than a Multiemployer Plan.

                  Subsidiary: of a Person means (a) any corporation more than 50 percent of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, joint venture or similar business organization more than 50 percent of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Guarantor.

                  Subsidiary Guaranty: each Guaranty executed and delivered by a Subsidiary of the Guarantor for the benefit of any holder of any Note (in its capacity as such a holder).


                  Substantial Asset Sale: any sale, lease or other disposition after April 29, 1994 and during the remaining term of this Agreement (including any transaction effected by way of merger or consolidation) of assets (including investments in Subsidiaries or other Persons) (i) representing in the aggregate more than 10 percent of the consolidated assets of the Guarantor and its Subsidiaries as reflected in the then most recent consolidated financial statements of the Guarantor and its Subsidiaries delivered pursuant to Section 7 or
        (ii) responsible in the aggregate for more than 10 percent of the consolidated net sales or of the consolidated Net Income of the Guarantor and its consolidated Subsidiaries as reflected in the financial statements referred to in clause (i) above for the 12-month period ending as of the end of the Fiscal Quarter next preceding the date of determination.

                  Tangible Assets: of a Person means the amount of such Person's total assets, determined in accordance with Agreement Accounting Principles, less the amount of such Person's Intangible Assets.

                  Termination Event: means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Guarantor or any other member of the Controlled Group from such Plan during a plan year in which the Guarantor or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under
        Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA,
        (d) the institution by the PBGC of proceedings to terminate such Plan,
        (e) any event or condition which might constitute grounds under
        Section 4042 of ERISA for the termination of, or appointment of a






        trustee to administer, such Plan, (f) the partial or complete withdrawal by the Guarantor or any other member of the Controlled Group from a Multiemployer Plan, (g) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA or (h) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

                  Transaction: the Dividend, the Distribution and the related transfers of assets and assumption of liabilities described in the Form 10.

                  Unfunded Liability: means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using actuarial assumptions used for funding purposes.

                  Weighted Average Life to Maturity: as applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the date on which such payment is to be made.

                  Whitlenge: means Whitlenge Drink Equipment Limited, a private company limited by shares registered in England.

                  Whitlenge N.V.: means Whitlenge Drink Equipment N.V., a corporation formed under the laws of Belgium.

                  Wholly-Owned Subsidiary: with respect to any Person, any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person; "Wholly-Owned Domestic Subsidiary" means a Domestic Subsidiary that is a Wholly-Owned Subsidiary of the Guarantor and "Wholly-Owned Foreign Subsidiary" means a Foreign Subsidiary that is a Wholly-Owned

        Subsidiary of the Guarantor.

                  13.2.     Accounting Terms and Determinations.

                  Each accounting term referenced herein shall be determined in accordance with Agreement Accounting Principles as in effect as of the date hereof unless otherwise specified.







        SECTION 14.  GUARANTEE

                  14.1. The Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees to each of the Purchasers the due and punctual payment of all present and future indebtedness evidenced by or arising out of this Agreement and the Notes, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and the due and punctual payment of all other sums now or hereafter owed by the Company under the Financing Documents as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms hereof and thereof. In case of failure by the Company punctually to pay the indebtedness guaranteed hereby, the Guarantor hereby unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Company.


                  14.2. Guarantee Unconditional. The obligations of the Guarantor under this Section 14 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Guarantor or Company under any Financing Document by operation of law or otherwise (unless with respect to the Guarantor the holders of all of the Notes shall have consented to such extension, renewal, settlement, compromise, waiver or release);

                  (b) any modification or amendment of or supplement to any Financing Document;

                  (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of the Guarantor or Company under any Financing Document;

                  (d) any change in the corporate existence, structure or ownership of the Guarantor or the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Guarantor (to the extent that the release of the Guarantor is not required by law) or the Company or their respective assets, or any resulting release or discharge of any obligation of the Company contained in any Financing Document;

                  (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against any other






             Related Company, any Purchaser or any other Person, whether or not arising in connection with this Agreement, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (f) any invalidity or unenforceability relating to or against the Company for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount,payable by it under this Agreement; or

                  (g) any other act or omission to act or delay of any kind by any Related Company, any holder of any Notes or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this Section 14.


                  14.3. Discharge; Reinstatement. The Guarantor's obligations under this Section 14 shall remain in full force and effect until the principal of and interest on the Notes and all other amounts payable by the Company under the Financing Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor's obligations under this
        Section 14 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

                  14.4. Waiver. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

                  14.5. Subrogation. Upon the making by the Guarantor of any payment hereunder for the account of the Company, the Guarantor shall be subrogated to the rights of the payee against the other Obligors with respect to such payment, provided that the Guarantor shall not enforce any right or receive any payment by way of subrogation until all amounts of principal of and interest on the

        Notes and all other amounts payable by the Company under the Financing Documents have been paid in full.

                  14.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under any Financing Documents is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration






        under the terms of this Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the holders of at least 66 2/3 percent in principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Guarantor or the Company or any of their respective Subsidiaries or Affiliates).


        SECTION 15.  REGISTRATION, TRANSFER AND SUBSTITUTION OF NOTES.

                  15.1. Note Register: Ownership of Notes. The Company will keep at its principal office a register in which the Company will provide for the registration of Notes and the registration of transfers of Notes. The Company may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and the premium, if any, and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary. All references in this Agreement or in a Note to a "holder" of any Note shall mean the Person in whose name such Note is at the time registered on such register.

                  15.2. Transfer and Exchange of Notes. Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will execute and deliver in exchange therefor a new Note or Notes in denominations of at least $50,000 (except one Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than, $50,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such surrendered Note. Each such new Note shall be dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor, and shall be registered in the name or names of such Person as such holder or transferee may request. Any Note in lieu of which any such new Note has been so executed and delivered shall not be deemed to be an outstanding Note for any purpose of this Agreement.

                  15.3. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Note held by an institutional holder or its nominee, of an indemnity agreement from such holder), or, in the case of any such mutilation, upon the surrender of such Note for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Note in the unpaid principal amount of such lost, stolen, destroyed or mutilated Note, dated so that there will be no loss of interest on such Note and otherwise of like tenor. Any
        Note in lieu of which any such new Note has been so executed and






        delivered by the Company shall not be deemed to be an outstanding Note for any purpose of this agreement.


        SECTION 16.  PAYMENTS ON NOTES.

                  16.1. Place of Payment on Notes. Payments of principal, premium, if any, and interest becoming due and payable on the Notes shall be made at the principal office of Morgan Guaranty Trust Company in the Borough of Manhattan, the City and State of New York, unless the Company, by written notice to each holder of any Notes, shall designate the principal office of another bank or trust company in such Borough as such place of payment, in which case the principal office of such other bank or trust company shall thereafter be such place of payment.

                  16.2. Home Office Payment. So long as any Holder or its respective nominee shall be the holder of any Note, and notwithstanding anything contained in Section 16.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium, if any, and interest by crediting before 12:00 noon, New York time, by federal funds bank wire transfer the account of such Holder designated in the Schedule of Noteholders, or by such other reasonable method or at such other address as such Holder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall, after such payment or prepayment in full, be surrendered to the Company at its principal office or at the place of payment maintained by the Company pursuant to Section 16.1 for cancellation. Prior to any sale or other disposition of any Note held by such Holder or its nominee such Holder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to
        Section 16.2.  The Company will afford the benefits of this Section
        16.2 to any institutional investor which is the direct or indirect transferee of any Note purchased by an Original Purchaser and which has made the same agreement relating to such Note as made in this
        Section 16.2.


        SECTION 17.  EXPENSES, ETC.


                  Whether or not the transactions contemplated by this Agreement shall be consummated, the Company will pay and will indemnify and hold each holder of any Notes harmless in respect of all expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective)







        under or in respect of the Financing Documents including, without limitation:

                  (a) the cost and expenses of preparing and reproducing the Financing Documents, of furnishing all opinions by counsel for the Company and all other opinions referred to herein (including any opinions requested by your in-house counsel or special counsel as to any legal matter arising hereunder) and all certificates on behalf of the Company, and of the performance of and compliance with all agreements and conditions contained herein and on its part, to be performed or complied with;

                  (b) the allocated costs, expenses and disbursements of your in-house counsel and the reasonable fees, expenses and disbursements of your special counsel, if any, in connection with such transactions and any such amendments or waivers (whether or not such amendments or waivers become effective);


                  (c) the reasonable out-of-pocket expenses incurred by you in connection with such transactions and any such amendments or waivers;

                  (d) all claims in respect of the fees, if any, of brokers and finders;

                  (e) any and all liabilities with respect to any and all taxes including interest and penalties (including, without limitation, all recording or filing fees and all mortgage, documentary stamp or similar taxes) which may be payable in respect of the execution, delivery, filing or recording of any Financing Documents or, the issue of the Notes and any amendment or waiver under or in respect of the Financing Documents; and

                  (f) the cost of obtaining a Private Placement Number from Standard & Poor's CUSIP Service Bureau with respect to the Notes.


        SECTION 18.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  All representations and warranties contained in the Financing Documents, or otherwise made in writing by or on behalf of the Company and the Guarantor, in connection with the transactions contemplated by the Financing Documents, shall survive the execution and delivery of this Agreement, any investigation at any time made by any holder of Notes or on its behalf, the purchase of the Notes and any disposition or payment of the Notes. All statements contained in any certificate or other instrument delivered by or on behalf of the Company and the Guarantor, pursuant to the Financing Documents or in connection with the transactions contemplated by the Financing







        Documents, shall be deemed representations and warranties of the Company and the Guarantor under this Agreement.


        SECTION 19.  AMENDMENTS AND WAIVERS.

                  Any term of this Agreement or of the Notes may be amended and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Guarantor and the holders of at least 66 2/3 percent in principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Guarantor or the Company or any of their respective Subsidiaries or Affiliates), provided that, without the prior written consent of the holders of all the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Guarantor or the Company or any of their respective Subsidiaries or Affiliates), no such amendment or waiver shall (a)

        change the maturity or the principal amount of, or reduce the rate or change the time of payment of interest on, or change the amount or the time of payment of any principal or premium payable on any prepayment of, any Note, (b) reduce the aforesaid percentages of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (c) change the percentage of the principal amount of the Notes the holders of which may declare the Notes to be due and payable as provided in Section 11 or (d) decrease the percentage of the principal amount of the Notes the holders of which may rescind and annul any such declaration as provided in
        Section 11.  Any amendment or waiver effected in accordance with this
        Section 19 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note, the Company and the Guarantor.


        SECTION 20.  NOTICES, ETC.

                  Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or shall be sent by certified or registered mail, return receipt requested, by first-class mail, postage prepaid and addressed, (a) if to a Holder, at the address set forth in the Schedule of Noteholders or at such other address as it shall have furnished to the Company, except as otherwise provided in Section 16.2 with respect to payments on Notes held by it or its nominee, or (b) if to any other holder of any Note, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Note who has furnished an address to the Company or (c) if to the Company, at the address for the Company set forth in the heading of this Agreement, to the






        attention of Vice President Finance, or at such other address, or to the attention of such other officer, as the Company shall have furnished each holder in writing, or (d) if to the Guarantor, at the address for the Guarantor set forth in the heading of this Agreement, to the attention of Vice President-Finance, or at such other address, or to the attention of such other officer, as the Guarantor shall have furnished to each holder in writing. Any notice so addressed and mailed by first-class mail shall be deemed to be given three business days after being so mailed.


        SECTION 21.  REPRODUCTION OF DOCUMENTS.

                  All Financing Documents, and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Original Purchasers on the Closing Date or the Funding Date (except the Notes themselves) and documents received by the Holders on the date hereof, and (c) financial statements, certificates and other information previously or hereafter furnished to the Holders, may be reproduced by the Holders by an photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The Guarantor and the Company each agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


        SECTION 22.  MISCELLANEOUS.

                  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Notes or any part thereof.
        Except as stated in Section 18, the Financing Documents embody the entire agreement and understanding between the Holders and the Company and the Guarantor and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement and the Notes shall be construed and enforced in accordance with and governed by the law of the State of Illinois. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.






        SECTION 23.  REFERENCES IN OTHER AGREEMENTS.

                  Each reference to the Original Agreement in any Note shall hereafter be deemed to be a reference to this Agreement as it may be amended from time to time.





















































                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement among you and the Company and the Guarantor.

                                      Very truly yours,

                                      SCOTSMAN GROUP INC.


                                      By:   /s/  Donald D. Holmes
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


                                      SCOTSMAN INDUSTRIES, INC.



                                      By:   /s/  Donald D. Holmes
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


        The foregoing Agreement is hereby agreed to as of the date thereof.

        CONNECTICUT GENERAL LIFE INSURANCE COMPANY*
        By CIGNA Investments, Inc.




             By:
                -------------------------------
                  Name:
                  Title:







        * (Such entity is either the registered owner of one or more of the Notes or is a beneficial owner of one or more of the Notes owned by and registered in the name of a nominee for such entity.)









                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement among you and the Company and the Guarantor.

                                      Very truly yours,

                                      SCOTSMAN GROUP INC.


                                      By:
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


                                      SCOTSMAN INDUSTRIES, INC.



                                      By:
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


        The foregoing Agreement is hereby agreed to as of the date thereof.

        CONNECTICUT GENERAL LIFE INSURANCE COMPANY*
        By CIGNA Investments, Inc.




             By:   /s/  Deborah B. Wiacek
                -------------------------------
                  Name:  Deborah B. Wiacek
                  Title: Vice President







        * (Such entity is either the registered owner of one or more of the Notes or is a beneficial owner of one or more of the Notes owned by and registered in the name of a nominee for such entity.)









                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement among you and the Company and the Guarantor.

                                      Very truly yours,

                                      SCOTSMAN GROUP INC.


                                      By:
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


                                      SCOTSMAN INDUSTRIES, INC.



                                      By:
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


        The foregoing Agreement is hereby agreed to as of the date thereof.

        CONNECTICUT GENERAL LIFE INSURANCE COMPANY*, on behalf of one or more separate accounts
        By CIGNA Investments, Inc.




             By:   /s/  Deborah B. Wiacek
                -------------------------------
                  Name:  Deborah B. Wiacek
                  Title: Vice President







        * (Such entity is either the registered owner of one or more of the Notes or is a beneficial owner of one or more of the Notes owned by and registered in the name of a nominee for such entity.)








                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement among you and the Company and the Guarantor.

                                      Very truly yours,

                                      SCOTSMAN GROUP INC.


                                      By:
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


                                      SCOTSMAN INDUSTRIES, INC.



                                      By:
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


        The foregoing Agreement is hereby agreed to as of the date thereof.

        CIGNA PROPERTY AND CASUALTY INSURANCE COMPANY*
        By CIGNA Investments, Inc.




             By:   /s/  Deborah B. Wiacek
                -------------------------------
                  Name:  Deborah B. Wiacek
                  Title: Vice President







        * (Such entity is either the registered owner of one or more of the Notes or is a beneficial owner of one or more of the Notes owned by and registered in the name of a nominee for such entity.)









                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement among you and the Company and the Guarantor.

                                      Very truly yours,

                                      SCOTSMAN GROUP INC.


                                      By:
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


                                      SCOTSMAN INDUSTRIES, INC.



                                      By:
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


        The foregoing Agreement is hereby agreed to as of the date thereof.

        LIFE INSURANCE COMPANY OF NORTH AMERICA*
        By CIGNA Investments, Inc.




             By:   /s/  Deborah B. Wiacek
                -------------------------------
                  Name:  Deborah B. Wiacek
                  Title: Vice President







        * (Such entity is either the registered owner of one or more of the Notes or is a beneficial owner of one or more of the Notes owned by and registered in the name of a nominee for such entity.)









                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement among you and the Company and the Guarantor.

                                      Very truly yours,

                                      SCOTSMAN GROUP INC.


                                      By:
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


                                      SCOTSMAN INDUSTRIES, INC.



                                      By:
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


        The foregoing Agreement is hereby agreed to as of the date thereof.

        INA LIFE INSURANCE COMPANY OF NEW YORK*
        By CIGNA Investments, Inc.




             By:   /s/  Deborah B. Wiacek
                -------------------------------
                  Name:  Deborah B. Wiacek
                  Title: Vice President







        * (Such entity is either the registered owner of one or more of the Notes or is a beneficial owner of one or more of the Notes owned by and registered in the name of a nominee for such entity.)









                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement among you and the Company and the Guarantor.

                                      Very truly yours,

                                      SCOTSMAN GROUP INC.


                                      By:
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


                                      SCOTSMAN INDUSTRIES, INC.



                                      By:
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


        The foregoing Agreement is hereby agreed to as of the date thereof.

        OHIO NATIONAL LIFE ASSURANCE CORPORATION




             By:   /s/  Michael A. Boedeker
                -------------------------------
                  Name:  Michael A. Boedeker
                  Title: Vice President, Fixed Income Securities




















                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement among you and the Company and the Guarantor.

                                      Very truly yours,

                                      SCOTSMAN GROUP INC.


                                      By:
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


                                      SCOTSMAN INDUSTRIES, INC.



                                      By:
                                         -------------------------------
                                         Name:   Donald D. Holmes
                                         Title:  Vice President - Finance


        The foregoing Agreement is hereby agreed to as of the date thereof.

        SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY




             By:   /s/  Carol Robertson
                -------------------------------
                  Name:  Carol Robertson, CFA
                  Title: Securities Coordinator




















                               SCHEDULE OF NOTEHOLDERS
        Purchaser Name            CONNECTICUT GENERAL LIFE INSURANCE COMPANY

        Name in Which Note is     CIG & Co.
        to be Registered

        Principal Amount          $10,700,000
        Payment on Account of
        Note

             Method               Federal Funds Wire Transfer

             Account              Chase NYC/CTR/
             Information          BNF=CIGNA Private Placements/AC=9009001802
                                  ABA# 021000021
        Accompanying              OBI=[name of company; description of
        Information               security; interest rate, maturity date;

                                  PPN; due date and application (as among
                                  principal, premium and interest of the
                                  payment being made; contact name and
                                  phone.]
        Address for Notices       CIG & Co.
        Related to                c/o CIGNA Investments, Inc.
        Payments                  Hartford CT 06152*
                                  Attention: Securities Processing S-206
                                  (*For overnight courier, use: 900 Cottage
                                  Grove Road, Bloomfield, Connecticut 06002)


                                  with a copy to:

                                  Chase Manhattan Bank, N.A.
                                  Private Placement Servicing
                                  P.O. Box 1508
                                  Bowling Green Station
                                  New York, New York 10081
                                  Attention: CIGNA Private Placements
                                  FAX: 212-552-3107/1005

        Address for All Other     CIG & Co.
        Notices                   Hartford, Connecticut 06152*
                                  Attention: Private Securities Division S-
                                  307
                                  (*For overnight courier, use: 900 Cottage
                                  Grove Road, Bloomfield, Connecticut 06002)
                                  FAX: 203-726-7203











                               SCHEDULE OF NOTEHOLDERS
        Purchaser Name          CONNECTICUT GENERAL LIFE INSURANCE
                                COMPANY, on behalf of one or more

                                separate accounts
        Name in Which Note is   CIG & Co.
        to be Registered

        Principal Amount        $1,400,000
        Payment on Account of

        Note
                                Federal Funds Wire Transfer
             Method
                                Chase NYC/CTR/
             Account            BNF=CIGNA Private
        Information             Placements/AC=9009001802
                                ABA# 021000021
        Accompanying            OBI=[name of company; description of
        Information             security; interest rate, maturity date;
                                PPN; due date and application (as among

                                principal, premium and interest of the
                                payment being made; contact name and
                                phone.]
        Address for Notices     CIG & Co.
        Related to              c/o CIGNA Investments, Inc.
        Payments                Hartford CT 06152*
                                Attention: Securities Processing S-206
                                (*For overnight courier, use: 900
                                Cottage Grove Road, Bloomfield,
                                Connecticut 06002)


                                with a copy to:

                                Chase Manhattan Bank, N.A.
                                Private Placement Servicing
                                P.O. Box 1508
                                Bowling Green Station
                                New York, New York 10081
                                Attention: CIGNA Private Placements
                                FAX: 212-552-3107/1005

        Address for All Other   CIG & Co.
        Notices                 Hartford, Connecticut 06152*
                                Attention: Private Securities Division
                                (*Overnight courier: 900 Cottage Grove
                                Road, Bloomfield, Connecticut 06002)
                                FAX: 203-726-7203








                               SCHEDULE OF NOTEHOLDERS
        Purchaser Name          CIGNA PROPERTY AND CASUALTY INSURANCE
                                COMPANY

        Name in Which Note is   CIG & Co.
        to be Registered

        Principal Amount        $2,400,000
        Payment on Account of
        Note

                                Federal Funds Wire Transfer
             Method
                                Chase NYC/CTR/
             Account            BNF=CIGNA Private
        Information             Placements/AC=9009001802
                                ABA# 021000021
        Accompanying            OBI=[name of company; description of
        Information             security; interest rate, maturity date;
                                PPN; due date and application (as among
                                principal, premium and interest of the

                                payment being made; contact name and
                                phone.]
        Address for Notices     CIG & Co.
        Related to              c/o CIGNA Investments, Inc.
        Payments                Hartford CT 06152*
                                Attention: Securities Processing S-206
                                (*For overnight courier, use: 900
                                Cottage Grove Road, Bloomfield,
                                Connecticut 06002)


                                with a copy to:

                                Chase Manhattan Bank, N.A.
                                Private Placement Servicing
                                P.O. Box 1508
                                Bowling Green Station
                                New York, New York 10081
                                Attention: CIGNA Private Placements
                                FAX: 212-552-3107/1005
        Address for All Other   CIG & Co.

        Notices                 Hartford, Connecticut 06152*
                                Attention: Private Securities Division
                                (*Overnight courier: 900 Cottage Grove
                                Road, Bloomfield, Connecticut 06002)
                                FAX: 203-726-7203









                               SCHEDULE OF NOTEHOLDERS
        Purchaser Name          LIFE INSURANCE COMPANY OF NORTH AMERICA

        Name in Which Note is   ZANDE & Co.
        to be Registered

        Principal Amount        $2,100,000
        Payment on Account of
        Note
                                Federal Funds Wire Transfer

             Method
                                Morgan Guaranty Trust Company of New
             Account            York
        Information             ABA# 0210-0023-8
                                BTR/BNF=CUSTZ/AC-99999024/Z
                                Attn: CUST. SVC. ZANDE & Co. a/c 35001
        Accompanying            sufficient information to identify the
        Information             source of the transfer, and the amount
                                of interest and/or principal, including
                                the name of company; description of

                                security; interest rate, maturity date;
                                PPN; due date and application (as among
                                principal, premium and interest of the
                                payment being made; contact name and
                                phone.
        Address for Notices     ZANDE & Co.
        Related to              c/o Life Insurance Company of North
        Payments                America
                                c/o CIGNA Investments, Inc.
                                Hartford CT 06152*

                                Attention: Securities Processing S-206
                                (*For overnight courier, use: 900
                                Cottage Grove Road, Bloomfield,
                                Connecticut 06002)
        Address for All Other   ZANDE & Co.
        Notices                 c/o Life Insurance Company of North
                                America
                                c/o CIGNA Investments, Inc.
                                Hartford, Connecticut 06152*
                                Attention: Private Securities Division

                                (*Overnight courier: 900 Cottage Grove
                                Road, Bloomfield, Connecticut 06002)
                                FAX: 203-726-7203











                               SCHEDULE OF NOTEHOLDERS
        Purchaser Name          INA LIFE INSURANCE COMPANY OF NEW YORK

        Name in Which Note is   TEGGE & Co.
        to be Registered

        Principal Amount        $1,000,000
        Payment on Account of
        Note
                                Federal Funds Wire Transfer

             Method
                                Morgan Guaranty Trust Company of New
             Account            York
        Information             ABA# 0210-0023-8
                                BTR/BNF=CUSTZ/AC-99999024/Z
                                Attn: CUST. SVC. ZANDE & Co. a/c 29099
        Accompanying            sufficient information to identify the
        Information             source of the transfer, and the amount
                                of interest and/or principal, including
                                the name of company; description of

                                security; interest rate, maturity date;
                                PPN; due date and application (as among
                                principal, premium and interest of the
                                payment being made; contact name and
                                phone.
        Address for Notices     TEGGE & Co.
        Related to              c/o INA Life Insurance Company of New
        Payments                York
                                c/o CIGNA Investments, Inc.
                                Hartford CT 06152*

                                Attention: Securities Processing S-206
                                (*For overnight courier, use: 900
                                Cottage Grove Road, Bloomfield,
                                Connecticut 06002)
        Address for All Other   TEGGE & Co.
        Notices                 c/o INA Life Insurance Company of New
                                York
                                c/o CIGNA Investments, Inc.
                                Hartford, Connecticut 06152*
                                Attention: Private Securities Division

                                (*Overnight courier: 900 Cottage Grove
                                Road, Bloomfield, Connecticut 06002)
                                FAX: 203-726-7203











                               SCHEDULE OF NOTEHOLDERS
        Purchaser Name          OHIO NATIONAL LIFE INSURANCE
                                CORPORATION

        Name in Which Note is   OHIO NATIONAL LIFE INSURANCE
        to be Registered        CORPORATION

        Principal Amount        $1,200,000
        Payment on Account of
        Note

                                Federal Funds Wire Transfer
             Method
                                Star Bank
             Account            ABA # 042-000013
        Information             Fifth & Walnut Streets
                                Cincinnati, OH  45202
                                Corporate Account # 865-215-8
        Accompanying            sufficient information to identify the
        Information             source of the transfer, and the amount
                                of interest and/or principal, including

                                the name of company; description of
                                security; interest rate, maturity date;
                                PPN; due date and application (as among
                                principal, premium and interest of the
                                payment being made; contact name and
                                phone.
        Address for Notices     Investment Department
        Related to              Ohio National Life Assurance
        Payments                Corporation
                                237 William Howard Taft Road

                                Cincinnati, OH  45219
        Address for All Other   Investment Department
        Notices                 Ohio National Life Assurance
                                Corporation
                                237 William Howard Taft Road
                                Cincinnati, OH  45219



















                               SCHEDULE OF NOTEHOLDERS
        Purchaser Name          SOUTHERN FARM BUREAU LIFE INSURANCE
                                COMPANY

        Name in Which Note is   SOUTHERN FARM BUREAU LIFE INSURANCE
        to be Registered        COMPANY

        Principal Amount        $1,200,000
        Payment on Account of
        Note

                                Federal Funds Wire Transfer
             Method
                                Chemical Bank
             Account            New York, NY
        Information             ABA # 021000128

                                For the account of:
                                Southern Farm Bureau Life Insurance
                                Company
                                DDA Account # 325016488

        Accompanying            sufficient information to identify the
        Information             source of the transfer, and the amount
                                of interest and/or principal, including
                                the name of company; description of
                                security; interest rate, maturity date;
                                PPN; due date and application (as among
                                principal, premium and interest of the
                                payment being made; contact name and
                                phone.
        Address for Notices     Southern Farm Bureau Life Insurance

        Related to              Company
        Payments                1401 Livingston Lane
                                Jackson, MS  39213
                                Attn:  Walter J. Olson III
                                       Investment Department
        Address for All Other   Southern Farm Bureau Life Insurance
        Notices                 Company
                                1401 Livingston Lane
                                Jackson, MS  39213
                                Attn:  Walter J. Olson III

                                       Investment Department













                                   SCHEDULE 5.17(a)

                             Owned and Leased Properties

        A.   Delfield

             1. Security interest granted in all right and title to the lease and certain proceeds under the lease and indenture, granted pursuant to a Trust Indenture, dated as of August 1, 1981, between The Industrial Development Board of the Town of Covington and First Tennessee Bank, N.A., relating to The Industrial Development Board of the Town of Covington Industrial Revenue Bonds (Litton Industries, Inc. Project) Series 1981.

             2. Security interest granted in all right and title to the construction fund created pursuant to a Loan Agreement, dated as of August 1, 1983, between Delfield and The

                  Economic Development Corporation of the County of Isabella, relating to The Economic Development Corporation of the County of Isabella Economic Development Revenue Bonds (The Delfield Company Project).

             3. With respect to the two parcels of property located in Union Township, Isabella County, Michigan, Delfield's Title Insurance Policy, dated May 7, 1991, does not insure against the following:

                  a. 50 percent of all oil, gas and other minerals, and all rights pertinent thereto, as to Parcel 2;
                  b. An additional possible outstanding mineral interest, as evidenced of record in Liber 508, page 335, and subsequent instruments, as to Parcel 2;
                  c. An encroachment on the premises by structures purportedly belonging to owners of premises adjoining on the east; and
                  d. An unrecorded oil, gas, and mineral lease -- between Delfield and John T. Stolker, dated March 1987, as to Parcel 1.

             4. Security interest granted in all right and title to certain equipment and proceeds under the lease and indenture, granted pursuant to an Indenture and Security Agreement,

                  dated as of September 1, 1984, between The Industrial Development Board of the Town of Covington and NCNB National Bank of North Carolina, relating to The Industrial Development Board of the Town of Covington Industrial Revenue Bonds (Alco Standard Foodservice Equipment Company Project) Series 1984.







             5. UCC-1 Financing Statement filed with the Secretary of State of Michigan, dated May 2, 1990, showing Pitney Bowes Credit Corporation as secured party and The Delfield Company as debtor, covering certain copier equipment.

             6. UCC-1 Financing Statement filed with the Secretary of State of Michigan, dated October 4, 1991, showing Machine Tool Finance Corporation as secured party and The Delfield Company as debtor, covering certain leased equipment.

             7. UCC-1 Financing Statement filed with the Secretary of State of Michigan, dated November 13, 1991, showing GTE Leasing Corp. as secured party and The Delfield Company as debtor, covering certain leased telephone switch and related equipment.

             8. UCC-1 Financing Statement filed with the Secretary of State of Michigan, dated June 15, 1992, showing U.S. Leasing

                  International as secured party and DFC Holding Co. and The Delfield Company as debtors, covering certain leased Digital Computer Equipment.

             9. UCC-1 Financing Statement filed with the Secretary of State of Michigan, dated August 14, 1992, showing Commercial Equipment Co. as secured party, Old Kent Bank as assignee, and The Delfield Company, as debtor, covering certain Lanier copier equipment.

             10. UCC-1 Financing Statement filed with the Secretary of State of Michigan, dated May 26, 1993, showing Stiles Machinery, Inc. as secured party and Delfield Company as debtor, covering one Heian CNC Router.

             11. UCC-1 Financing Statement filed with the Secretary of State of Tennessee, dated July 18, 1991, showing Murata Wiedemann, Inc. as secured party, Machine Tool Finance Corporation as assignee, and The Delfield Company as debtor, covering certain leased equipment.

             12. UCC-1 Financing Statement filed with the Secretary of State of Tennessee, dated January 7, 1992, showing Machine Tool Finance Corporation as secured party and The Delfield Company as debtor, covering certain leased equipment.


        B.   Whitlenge

             1. Some of Whitlenge's suppliers' standard terms of supply contain retention of title provisions.








             2. Encumbrances and easements contained or referred to in the documents of title of the real property of Whitlenge.


























































                                                                   Unit 8, Halesowen Industrial Park, Chancel Way,
                                                     Halesowen, West Midlands
              Date            Document                                Parties

              23.6.80         Head Lease (with Memorandum endorsed    William Whittingham Industrial Development
                              17th October 1986)                      (Halesowen) Limited and Heron Motor Group
                                                                      Limited

              10.4.85         License to Sub-let                      Goodwill Nominees Limited, Heron Motor Group
                                                                      Limited and Wilmid Industries Limited
              20.5.85         Underlease (and copy letter of          Heron Motor Group Limited and Wilmid
                              21/12/1992)                             Industries Limited

              Undated         Copy Land Certificate Title No.
                              WM202843

              19.9.78         Wayleave Agreement                      William Whittingham Industrial Development
                                                                      (Halesowen) Ltd and The Midlands Electricity
                                                                      Board
              9.3.1988        Copy Certificate of Incorporation on    Wilmid Industries Limited to Wilmid Public
                              change of name                          Limited Company

              24.7.92         Coal Search

              6.22.92         Local Authority Search No. 6298/92      Dudley Metropolitan Borough Council
                              (See Unit 9)
              18.12.92        Land Charges Act Search No. V4112353

              14.1.92         Land Charges Act Search No. R9011014

              3.2.93          License to Assign                       Venaglass Limited, Brackhurst Limited, Wilmid
                                                                      Public Limited Company and Whitlenge Drink
                                                                      Equipment Limited
              3.2.93          Assignment (and Notice of Assignment    Wilmid Public Limited Company (1) Whitlenge
                              in duplicate) dated 17/2/93             Drink Equipment Limited

              26.5.93         License for Alterations                 Venaglass Limited, Brackhurst Limited and
                                                                      Whitlenge Drink Equipment Limited

              20.12.93        Office Copies WM 194248
              20.12.93        Office Copies WM 202843



                                    Unit 9 Halesowen Industrial Park, Halesowen, West Midlands
              Date            Document                                Parties







              17.7.81         Head Lease                              Goodwill Nominees Limited, William Whittingham
                                                                      Industrial Development (Halesowen) Limited and
                                                                      William Whittingham (Holdings) Limited

              2.3.83          Under Lease (with Memorandum            William Whittingham Industrial Development
                              endorsed 31.10.91)                      (Halesowen) Limited and Davies Brook & Co
                                                                      Limited

              25.l.82         Copy Land Certificate.  Title No.
                              WM228401

              22.11.83        Copy Land Certificate.  Title No.
                              WM281715
              2.11.92         Office Copies.  Title No. WM281715

              6.11.92         Local Authority Search No. 6298/92      Dudley Metropolitan Borough Council
                              (Applies to Unit 8 as well)

              11.1.93         License to Assign                       Venaglass Limited, Industrial Development
                                                                      (Halesowen) Limited, Davies Brook & Co Limited
                                                                      and Whitlenge Drink Equipment Limited
              11.1.93         Assignment (and Notice of Assignment    Davies Brook & Co Limited (1) and Whitlenge
                              in duplicate dated 21.1.1993)           Drink Equipment Ltd (2)

              3.2.93          License for Alterations                 Venaglass Limited, Industrial Development
                                                                      (Halesowen) Limited and Whitlenge Drink
                                                                      Equipment Limited


              5.2.93          Land Certificate Title No. WM281715
              20.12.93        Office Copies WM 194248

              20.12.93        Office Copies WM 228401


                                    Units 10, 11 and 12 Halesowen Industrial Park, Chancel Way,
                                                     Halesowen, West Midlands

              Date            Document                                Parties

              9.8.79          Lease                                   William Whittingham Industrial Development
                                                                      (Halesowen) Limited and Gardner Steel Limited
              15.10.82        Local Land Charges Search No.           Dudley District Council
                              6637/82

              20.12.82        License                                 Goodwill Nominees Limited and Gardner Steel
                                                                      Limited

              12.01.83        Notice of Assignment                    Gardner Steel Limited and Whitlenge Drink
                                                                      Equipment Limited
              21.03.83        Consent to Dealing                      Barclays Merchant Bank Limited







              17.5.83         Land Certificate                        Title Number WM273135

              18.7.84         Local Land Charges Search No.           Dudley Metropolitan Borough Council
                              4556/84

              27.11.84        License                                 Goodwill Nominees Limited and Whitlenge Drink
                                                                      Equipment Limited
              22.2.85         Deed                                    Goodwill Nominees Limited Whitlenge Drink
                                                                      Equipment Limited

              16.02.90        Rent Review Memorandum                  William Whittingham Industrial Development
                                                                      (Halesowen) Limited and Gardner Steel Limited

              21.11.91        License for Alterations                 Venaglass Limited and Whitlenge Drink
                                                                      Equipment Limited
              3.2.93          License for Alterations                 Venaglass Limited and Whitlenge Drink
                                                                      Equipment Limited

              20.12.93        Office Copies WM 194248


                                    Unit 13, Halesowen Industrial Park, Chancel Way, Halesowen,
                                                           West Midlands

              Date            Document                                Parties

              Oct 1978        Letting Plan No. 5630.57.A
              7.12.78         Replies to Enquiries Before Contract

              25.5.79         Copy of Bond                            William Whittingham Industrial Development
                                                                      (Halesowen) Limited and Phoenix Assurance
                                                                      Company Limited

              25.5.79         Copy of Duplicate Agreement             The Borough Council of Dudley (1) William
                                                                      Whittingham Industrial Development (Halesowen)
                                                                      Limited (1)
              7.8.79          Local Land Charges Search No.
                              5034/79

              10.10.79        Company Search No. S77990

              30.10.79        Lease                                   William Whittingham Industrial Development
                                                                      (Halesowen) Limited and Whitlenge Drink
                                                                      Equipment Limited
              13.11.79        Office Copy entries to Title Number

                              WM172860
              23.10.75        Office Copy Entry of Agreement and      William Whittingham Industrial Development
                              Consent                                 (Halesowen) Limited and The Midlands
                                                                      Electricity Board








              28.9.78         Office Copy Entry of Agreement and      As above
                              Consent

              18.6.84         Local Land Charges Search No. 455/84    Dudley Metropolitan Borough Council


              Undated         Site Plan No. 5630/50/A
              22.11.91        License                                 Venaglass Limited and Whitlenge Drink
                                                                      Equipment Limited

              Undated         Insurance Policy No. 917F627238         Sun Alliance Insurance Group

              18.11.93        Notice of Disrepair (together with      Venaglass Limited
                              copy correspondence referred to in
                              the Notice)



              20.12.93        Office Copies WM 194248

                      3. The landlord of Unit 13, Chancel Way, Halesowen, has received a survey report which reveals a small structural defect which has been caused by subsidence on this part of the Leased Real Property. If the repair costs are not covered by the landlord's insurance policy, the landlord has notified Whitlenge that it will wish to recover from Whitlenge the repair costs pursuant to the terms of the lease. Management estimates that the repairs would cost between pounds 10,000 and pounds 15,000. This is the figure which has been estimated by the landlord's surveyors.

             4. Rental agreement dated 15th January 1993 relating to Whitlenge N.V.'s property in the Benelux Businesscenter Boomes Steenweg 690 2610 Antwerp (in Flemish). Whitlenge N.V. is continuing to occupy the said property pursuant to that agreement and the rental of 56,500 Belgian Francs per month under that agreement has continued to be paid by Whitlenge N.V. No other documentation is available at this time in relation to the Antwerp property and therefore the property is subject to all matters at the date hereof which are subsisting and capable of taking effect on the property howsoever created.


        C.   Industries

             1. UCC-1 Financing Statement filed with the Secretary of State of Illinois, dated January 28, 1991, showing Hewlett Packard Company as secured party and Scotsman Industries, Inc. as debtor, covering certain leased computer equipment.








             2. In September, 1992, Group transferred the assets of its Glenco-Star division to a wholly-owned subsidiary, Glenco Star Corporation ("Glenco"), and sold the stock of Glenco to Glenco Holdings, Inc. Glenco assumed Group's obligations under a lease for a 275,000 square foot facility in Philadelphia which expires August, 1996. Although Group was not released from its obligations to the landlord under the lease, Glenco Holdings, Inc. furnished Group with a letter of credit in the amount of $ 1.5 million under which the issuer of the letter of credit is obligated to reimburse Group for the amount of any rent payments made by Group to the landlord under the lease after August 1, 1994.

                  Glenco defaulted in its obligation to make its February, March and April, 1994 rent payments to the landlord under the lease and has filed for bankruptcy under Chapter 11 of the federal Bankruptcy Act. Upon notice of each of the defaults, Group made a monthly rent payment in the amount of

                  $ 57,298 due to the landlord under the lease. Group also remains obligated for certain real estate tax payments and other payments due under the lease if Glenco should fail to comply with such payment obligations. In April, 1994, Group paid approximately $ 68,696 in real estate taxes pursuant to the terms of the lease after receipt of notice that Glenco had failed to make such payments. Industries has set up a reserve to cover the remaining monthly rent payments to be made until August 1, 1994, when it anticipates that it will be able to draw upon the letter of credit. See also
                  Schedule 5.8, item C.2. for other developments relating to the Glenco-Star lease.

             3. Industries' Form 10-K filing for the Fiscal Year ended January 2, 1994 states that Industries has facilities located in Fairfax, South Carolina, consisting of a 247,000 square foot plant built in 1980 and an 80,000 square foot separate warehouse which secure Industrial Development Revenue Bonds ("Bonds") of $ 9.25 million. In addition, pursuant to the Reimbursement Agreement between Group and the issuer (the "L/C Bank") of the letter of credit supporting obligations due under the Bonds, Group has granted a lien to the L/C Bank in certain Bonds redeemed with proceeds from the letter of credit and all proceeds thereof.














        D.   Group

             1. UCC-1 Financing Statement filed with the Secretary of State of Illinois, dated May 6, 1991, showing Hewlett Packard Company, as secured party and Scotsman Group, Inc. as debtor, covering certain leased computer equipment.


        E.   Booth

             1. UCC-1 Financing Statement filed with the Secretary of State of Texas, dated December 2, 1993, showing Foam Supplies, Inc. as secured party and Booth - Crystal Tips Ice Systems as debtor, covering certain solventless urethane dispensing units.

             2. Booth has entered into a lease dated April 16, 1993, relating to certain real property located in Dallas, Texas which includes, to secure sums due under the lease, a grant to the lessor of a security interest in Booth's property located at the leased premises and the proceeds and products thereof. No UCC financing statement with respect to this security interest has been executed by Booth and filed with the Texas Secretary of State.

































                                    SCHEDULE 5.18

                                     Indebtedness


                                                                                                        Outstanding as of
                 Obligor                                 Indebtedness Under                                  4/29/94
         A.       Industries:       1.      Guaranty under that certain Amended and Restated                   N/A
                                            Note Purchase Agreement dated as of April 29, 1994
                                            among Industries, Group and certain investors (the
                                            "A&R NPA")

                                         2.      Guaranty Agreement dated July 1, 1993 made by                      N/A
                                                 Industries in favor of Comerica Bank-Illinois.

                                         3.      Guaranty to the State of Michigan Self-Insurance                   N/A
                                                 Authority, dated as of April 29, 1994, relating to
                                                 claims arising under Michigan's Workers' Disability
                                                 Act of 1989 against Delfield's Self-Insurance
                                                 Program.

                                         4.      Guarantor of Group's obligations under that certain                N/A
                                                 Reimbursement Agreement dated as of March 1, 1988,
                                                 as amended, in favor of the issuer of the letter of
                                                 credit supporting payment of the Allendale County,
                                                 South Carolina Industrial Revenue Bonds.
                                         5.      Guaranty provided pursuant to the Credit Agreement                 N/A
                                                 with respect to the indebtedness relating thereto.

              B.       Group:            1.      The A&R NPA.                                                   $ 20,000,000

                                         2.      Loan Agreement dated as of March 1, 1988 between               $  9,250,000
                                                 Allendale County, South Carolina and King-Seeley
                                                 Thermos Co. (Group's predecessor in interest)
                                                 regarding Industrial Revenue Refunding Bonds, Series
                                                 1988 (the "Allendale Bonds")

                                         3.      $5,000,000 Line of Credit with Comerica Bank-                      -0-
                                                 Illinois
                                         4.      Interest Rate Swap Transaction between Group and                   N/A
                                                 First National Bank of Chicago pursuant to an
                                                 Amended Confirmation, dated March 3, 1994.

                                         5.      Computer Equipment Lease                                        $ 270,000

                                         6.      Guaranty of payment and performance, dated April 8,                N/A
                                                 1993, given by Group to The Western and Southern
                                                 Life Insurance Company, with respect to the lease of
                                                 certain property to Booth.






                                         7.      Tax Sharing Indemnification Agreement, between                     N/A
                                                 Household International, Inc. and Group, dated April
                                                 14, 1989.

                                         8.      Guaranty provided pursuant to the Credit Agreement                 N/A
                                                 with respect to the indebtedness relating thereto.

              C. Castel MAC              1.      Castel MAC maintains various lines of credit with                  -0-
                                                 one or more Italian banks from time to time.
                                         2.      Guaranty provided pursuant to the Credit Agreement                 N/A

                                                 with respect to the indebtedness relating thereto.
              D.       Frimont           1.      Frimont maintains various lines of credit with one             $ 4 million
                                                 or more Italian banks from time to time.                        (approx.)

                                         2.      Capitalized leases for certain machinery and                     $ 38,000
                                                 equipment.                                                      (approx.)

                                         3.      Guaranty provided pursuant to the Credit Agreement                 N/A
                                                 with respect to the indebtedness relating thereto.
              E.       Booth             1.      Guaranty under A&R NPA.                                            N/A

                                         2.      Guaranty provided pursuant to the Credit Agreement                 N/A
                                                 with respect to the indebtedness relating thereto.

              F.       Delfield          1.      The lease and indenture, granted pursuant to a Trust           $ 3,150,000
                                                 and Indenture, dated as of August 1, 1981, between
                                                 The Industrial Development Board of the Town of
                                                 Covington and First Tennessee Bank, N.A., relating
                                                 to The Industrial Development Board of the Town of
                                                 Covington Industrial Revenue Bonds (Litton
                                                 Industries, Inc. Project) Series 1981.
                                         2.      Delfield has assumed all the liabilities and                       N/A
                                                 obligations of Alco Standard Corporation ("Alco")
                                                 with respect to the Guaranty, Purchase and

                                                 Indemnification Agreement, between Alco and NCNB
                                                 National Bank of North Carolina, dated November 2,
                                                 1984 (relating to the Series 1981 Industrial Revenue
                                                 Bonds).
                                         3.      Delfield has assumed all the liabilities and                       N/A
                                                 obligations of Alco with respect to the Guaranty,
                                                 Purchase and Indemnification Agreement, between Alco
                                                 and Litton Industries, Inc., dated November 2, 1984
                                                 (relating to the Series 1981 Industrial Revenue
                                                 Bonds).












                                         4.      Loan Agreement, dated as of August 1, 1983, between             $ 600,000
                                                 Delfield and The Economic Development Corporation of
                                                 the County of Isabella, relating to The Economic

                                                 Development Corporation of the County of Isabella
                                                 Economic Development Revenue Bonds (The Delfield
                                                 Company Project) (the "Isabella Bonds").
                                         5.      Guaranty, by Alco dated as of August 1, 1983                       N/A
                                                 (relating to the Isabella Bonds).

                                         6.      The lease and indenture, granted pursuant to an                 $ 250,000
                                                 Indenture and Security Agreement, dated as of
                                                 September 1, 1984, between The Industrial
                                                 Development Board of the Town of Covington and NCNB
                                                 National Bank of North Carolina, relating to The
                                                 Industrial Development Board of the Town of
                                                 Covington Industrial  Revenue Bonds (Alco Standard
                                                 Foodservice Equipment Company Project) Series 1984
                                                 ("Series 1984 Bonds").

                                         7.      Guaranty and Indemnification Agreement, between Alco               N/A
                                                 and NCNB Bank of North Carolina, dated as of
                                                 September 1, 1984 (relating to the Series 1984
                                                 Bonds).

                                         8.      Guaranty under A&R NPA.                                            N/A
                                         9.      Machine Tool Finance Corporation Capital Lease re:           $ 127,027.89/yr.
                                                 Centrum 3000 Turret Punch Press

                                         10.     United States Leasing Corp.                                    $226,618.05
                                                 Capital Lease re: DEC VAX 4000                                 (15 pmts at
                                                                                                              $ 15,107.87/yr)

                                         11.     Standby Letter of Credit Application and                         $500,000
                                                 Reimbursement and Security Agreement dated May 18,            (face amount)
                                                 1992 between Delfield and NBD Bank N.A. relating to
                                                 a Standby Letter of Credit issued in favor of the
                                                 State of Michigan Bureau of Workers' Disability
                                                 Compensation.

                                         12.     Guaranty provided pursuant to the Credit Agreement                 N/A
                                                 with respect to the indebtedness relating thereto.
              G.       DFC               1.      Guaranty under A&R NPA.                                            N/A

                                         2.      Guaranty provided pursuant to the Credit Agreement                 N/A
                                                 with respect to the indebtedness relating thereto.

              H.       Whitlenge         1.      Letter Agreement dated April 7, 1992 with Bank of                  N/A
                                                 Scotland Treasury Services Plc re: interest rate cap
                                         2.      Guarantee for Payment of sums due to the                      Pounds 55,000
                                                 Commissioners of H.M. Customs and Excise Service.







                                         3.      Guaranty provided pursuant to the Credit Agreement                 N/A
                                                 with respect to the indebtedness relating thereto.























































                                    SCHEDULE 6.15

                                     Investments


        Scotsman Group Inc.:                              Amount
        1.   Note Receivable from Howe Corporation       $300,000

        2.   Group has a 17 percent equity interest
             in Booth Limited, a private company
             limited by shares registered in England.















































                                                                     EXHIBIT A




                                 SCOTSMAN GROUP INC.

                      11.43 percent Senior Note due May 1, 1998

        No. R________________                          Bloomfield, Connecticut
        $____________________                              _________ __, 19___

                  Scotsman Group Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to ____________________, or registered assigns, the principal amount of $__________ on May 1, 1998 with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 11.43 percent per annum from the date hereof, payable semiannually on each November 1 and May 1 after the date hereof, commencing on November 1, 1989, until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue interest, at the rate of 1 percent per annum above the applicable interest rate until paid, payable semiannually as aforesaid or, at the option of the holder hereof, on demand. Subject to Section 16.2 of the Note Purchase Agreements referred to below, payments of principal, premium, if any, and interest on this Note shall be made in lawful money of the United States of America at the principal office of Morgan Guaranty Trust Company, in the Borough of Manhattan, the City and State of New York, or at such other office or agency in such Borough as the Company shall have designated by written notice to the holder of this Note as provided in such Note Purchase Agreements.

                  This Note is one of the Company's 11.43 percent Senior Notes due May 1, 1998 (the "Notes"), originally issued in the aggregate principal amount of $20,000,000 pursuant to Note Purchase Agreements, dated as of April 17, 1989, among the Company and certain institutional investors as amended and restated pursuant to the Amended and Restated Note Purchase Agreements dated as of April 29, 1994 among the Company and certain institutional investors (as amended from time to time, the "Note Purchase Agreements"). The holder of this Note is entitled to the benefits of such Note Purchase Agreements and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

                   This Note is a Note in registered form and is transferable only upon surrender of this Note for registration of transfer, duly






        endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing. The Company may treat the person in whose name this Note is registered on the register kept by the Company as provided in such Note Purchase Agreements as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  The Notes are subject to required and optional prepayment, in whole or in part, in certain cases with a premium and in other cases without a premium, all as specified in such Note Purchase Agreements.

                  In case an Event of Default, as defined in such Note Purchase Agreements, shall occur and be continuing, the unpaid balance of the principal of this Note may become due and payable in the manner and with the effect provided in such Note Purchase Agreements.


                  This Note shall be governed by the laws of the State of Illinois.

                                      SCOTSMAN GROUP INC.


                                      By:
                                         Name:
                                         Title:






























                                                                   EXHIBIT B-1

                               [INTENTIONALLY OMITTED]





                                                                   EXHIBIT B-2

                               [INTENTIONALLY OMITTED]





                                                                   EXHIBIT B-3

                               [INTENTIONALLY OMITTED]





                                                                     EXHIBIT C





                               [INTENTIONALLY OMITTED]





                                                                     EXHIBIT D





                               [INTENTIONALLY OMITTED]





                                                                     EXHIBIT E



                               [INTENTIONALLY OMITTED]





                                                                     EXHIBIT F



                               [INTENTIONALLY OMITTED]





                                                                     EXHIBIT G



                               [INTENTIONALLY OMITTED]





                                                                     EXHIBIT H



                               [INTENTIONALLY OMITTED]





                                                                     EXHIBIT I



                               [INTENTIONALLY OMITTED]





                                                                     EXHIBIT J

                        [FORM OF DOMESTIC SUBSIDIARY GUARANTY]

                                       GUARANTY

             This Guaranty is made as of the ____ day of ________, 199_ by ________________________, a ________________________ (the
        "Guarantor"), in favor of each holder form time to time of the Notes (the "Noteholders").

                                      RECITALS:

             A. Scotsman Group Inc., a Delaware corporation (the "Company"), and Scotsman Industries, Inc., a Delaware corporation ("Industries"), entered into separate Note Purchase Agreements, each dated as of April 17, 1989 (collectively, the "Original Note Purchase Agreements"), with each of the purchasers listed on the Schedule of Purchasers attached thereto, pursuant to which the Company issued and sold, and Industries guarantied, an aggregate principal amount of Twenty Million Dollars ($20,000,000) of the Company's 11.43% Senior Notes due May 1, 1998 (collectively, as may be amended from time to time, the "Notes").

             B. Pursuant to an Amendment Agreement, dated as of April 29, 1994 (as may be amended from time to time, the "Amendment Agreement"), the Company, Industries and the holders of the Notes agreed to amend and restate the Original Note Purchase Agreements in their entirety in the manner provided in separate Amended and Restated Note Purchase Agreements, each dated as of April 29, 1994 (collectively, as may be amended from time to time, the "Amended Note Purchase Agreements"), among the Company, Industries and each of the Noteholders listed on Annex 1 thereto. Each term used but not otherwise defined in this Guaranty shall have the meaning ascribed to such term by the Amended Note Purchase Agreements.

             C. The Guarantor, as a part of the consolidated business entity of which the Company is a part, has received direct and/or indirect benefits from the Indebtedness incurred under the Original Note Purchase Agreements and will continue to receive such benefits under the Amended Note Purchase Agreements.

             D. [As provided in the Amendment Agreement, the execution and delivery of this Guaranty by the Guarantor and certain other Domestic

        Subsidiaries identified therein is a condition precedent to the effectiveness of the Amended Note Purchase Agreements.]<1> The



             <1>  Include bracketed  language only in  Guaranties delivered in connection with Amendment Agreement.






        Guarantor is providing this Guaranty to each Noteholder pursuant to
        Section 10.17 of the Amended Note Purchase Agreements.

             NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor hereby agrees as follows:

             1. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees the prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the principal of and interest and Make-Whole Premium on all of the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other indebtedness and obligations owing, by the Company to each Noteholder under or in respect of the Amended Note Purchase Agreements and the Notes, in each case when and as the same shall become due and payable, whether at maturity, pursuant to required or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions thereof (the "Guaranteed Obligations"), it being the intent of the Guarantor that the guaranty set forth herein shall be a guaranty of payment and not of collection. This Guaranty is a secondary and not a primary obligation of the Guarantor in respect of the Guaranteed Debt and shall in no event be construed as an original undertaking by the Guarantor to incur primary liability for the Guaranteed Debt.

             2. The Guarantor waives notice of the acceptance of this Guaranty and of the extension or incurrence of the Guaranteed Debt or any part thereof. The Guarantor further waives all setoffs and counterclaims and presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Company, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require any of the Noteholders to sue the Company, any other guarantor or any other Person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

             3. The Guarantor hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than indefeasible payment in full), setoff, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the






        Guaranteed Debt or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligations of any Person with respect to the Guaranteed Debt or any part thereof; (e) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the

        Guaranteed Debt or any part thereof; (f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though any of the Noteholders might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; (g) any change of ownership of the Company or the insolvency, bankruptcy or any other change in the legal status of the Company; (h) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Debt; (i) the failure of the Company to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals licenses or consents required in connection with the Guaranteed Debt or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Debt or this Guaranty; (j) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Company or any other guarantor in connection herewith or with any unrelated transaction; (k) the election of any Noteholder, in any case or proceeding instituted under chapter 11 of the United States Bankruptcy Code, of the application of section 1111 (b)(2) of the United States Bankruptcy Code; (I) any borrowing, use of cash collateral, or grant of a security interest by the Company, as debtor in possession under section 363 or 364 of the

        United States Bankruptcy Code; (m) the disallowance of all or any portion of any Noteholder's claims for repayment of the Guaranteed Debt under section 502 or 506 of the United States Bankruptcy Code; or
        (n) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of the Guarantor from its obligations hereunder, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the






        foregoing clauses (a) through (n) of this paragraph. It is agreed that the Guarantor's liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof and that the Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by the Company of the Guaranteed Debt in the manner agreed upon among the Company and each Noteholder. Notwithstanding the provisions of Section 3(a), (b), (c) and (e) above, the validity and enforceability of this Guaranty shall be subject to the express terms of any written amendment, supplement, modification or waiver of the terms or provisions of this Guaranty signed and delivered by Noteholders holding at least sixty-six and two-thirds percent (66-2/3%) in principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by Industries, Group or any of their respective Subsidiaries or Affiliates) (the "Required Noteholders").


             4. Credit may be granted or continued from time to time by each Noteholder to the Company without notice to or authorization from the Guarantor regardless of the Company's financial or other condition at the time of any such grant or continuation. Each Noteholder shall not have any obligation to disclose or discuss with the Guarantor their assessment of the financial condition of any other guarantor or the Company.

             5. The Guarantor shall have no right of subrogation with respect to the Guaranteed Debt and hereby waives any right to enforce any remedy which any Noteholder now has or may hereafter have against the Company, any endorser or any other guarantor of all or any part of the Guaranteed Debt, and the Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to any Noteholder to secure payment of the Guaranteed Debt or any part thereof or any other liability of the Company to any Noteholder. The Guarantor hereby releases the Company from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, "claims" (as defined in section 101(4) of the United States Bankruptcy Code, as amended), whether arising under any law, statute, governmental rule or regulation or judicial determination or otherwise, to which the Guarantor is or would at any time be entitled by virtue of its obligations hereunder, any payment made pursuant thereto or the exercise by any Noteholder of its rights with respect to any collateral for the Guaranteed Debt, including any such claims to which the Guarantor may be entitled as a result of any right of subrogation, exoneration or reimbursement.

             6. The Guarantor authorizes each Noteholder to take any action or exercise any remedy with respect to any collateral from time to time securing the Guaranteed Debt, which such Noteholder in its sole






        discretion shall determine, without notice to the Guarantor. Notwithstanding any reference herein to any collateral securing any of the Guaranteed Debt, it is acknowledged that, on the date hereof, neither the Guarantor nor any of its Subsidiaries has granted, or has any obligation to grant, any security interest in or other lien on any of its property as security for the Guaranteed Debt.

             7. In the event any Noteholder in its sole discretion elects to give notice of any action with respect to any collateral securing the Guaranteed Debt or any part thereof, ten (10) days' written notice mailed to the Guarantor by ordinary mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice. The Guarantor consents and agrees that no Noteholder shall be under any obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Debt.

             8. In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all such amounts shall nonetheless be payable by the Guarantor forthwith upon the demand by any Noteholder. The Guarantor further agrees that, to the extent that the Company makes a payment or payments to any Noteholder on the Guaranteed Debt, or any Noteholder receives any proceeds of collateral securing the Guaranteed Debt, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to the Company, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, the Guarantor, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment. reduction or satisfaction occurred.

             9. No delay on the part of any Noteholder in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by any Noteholder of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon any Noteholder, except as expressly set forth in a writing duly signed and delivered by the Required Noteholders. The failure by any Noteholder at any time or times hereafter to require strict performance by the Company or the Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, the Amended Note Purchase Agreements by the Company or the Guarantor and delivered to the Noteholders shall not waive, affect or diminish any right of






        any Noteholder at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of such Noteholder, its agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered by such Noteholder. No waiver by any Noteholder of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any Noteholder permitted hereunder shall in any way affect or impair each Noteholder's rights or powers, or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranteed Debt owing by the Company to any Noteholder shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

             10. Subject to the provisions of Section 8, this Guaranty shall continue in effect until the Amended Note Purchase Agreements have terminated, the Guaranteed Debt has been paid in full and the other conditions of this Guaranty have been satisfied.

             11. In addition to and without limitation of any rights, powers or remedies of each Noteholder under applicable law, any time after maturity of the Guaranteed Debt, whether by acceleration or otherwise, each Noteholder may, in its discretion, with notice after the fact to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Debt (a) any indebtedness due or to become due from such Noteholder to the Guarantor, and (b) any moneys, credits or other property belonging to the Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of such Noteholder whether for deposit or otherwise.

             12. The Guarantor agrees to pay all costs, fees and expenses (including reasonable attorneys' fees and time charges, which attorneys may be employees of any Noteholder) incurred by each Noteholder in collecting or enforcing the obligations of the Guarantor under this Guaranty.

             13. All of the covenants, promises and agreements contained in this Guaranty by or on behalf of the Guarantor shall bind the successors and assigns of the Guarantor and shall inure to the benefit of each of the Noteholders from time to time whether so expressed or not and whether or not an assignment of the rights hereunder shall have been delivered in connection with any assignment or other transfer of Notes. All references herein to the Company shall be deemed to include its successors and assigns, including, without limitation, a receiver, trustee or debtor in possession of or for the Company.







             14. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS, AND SHALL BE CONSTRUED AND THE RIGHTS AND LIABILITIES OF EACH NOTEHOLDER AND THE GUARANTOR DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS. THE GUARANTOR CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN COOK COUNTY, ILLINOIS, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER OR BY REGISTERED MAIL DIRECTED TO THE GUARANTOR AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED AS AFORESAID. THE GUARANTOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF ANY NOTEHOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY NOTEHOLDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.


             15. EACH OF THE GUARANTOR AND, BY THEIR ACCEPTANCE HEREOF, EACH NOTEHOLDER, WAIVES TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING HEREUNDER.

             16. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

             17. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered to any party hereto under this Guaranty shall be in writing by telex, facsimile, U.S. mail or overnight courier and addressed or delivered to such party (a) if to a Noteholder, at its respective address set forth in the Amended Note Purchase Agreements, or (b) if to the Guarantor, at its address indicated on Exhibit A hereto, or to such other address as the Guarantor or such Noteholder may designate by notice duly given to the parties hereto in accordance with this Section 17. All notices by United States mail shall be sent certified mail, return receipt requested. All notices hereunder shall be effective upon delivery or refusal of receipt; provided, that any notice transmitted by telex or facsimile shall be deemed given when transmitted (answerback confirmed in the case of telexes).

             18. Each Noteholder shall, individually or collectively, have the right to seek recourse against the Guarantor to the fullest extent provided for herein for the Guarantor's obligations under this Guaranty. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver






        of such Noteholder's right to proceed in any other form of action or proceeding or against other parties unless such Noteholder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by or on behalf of any Noteholder against the Company or any other Person under any document or instrument evidencing obligations of the Company or such other Person to or for the benefit of such Noteholder shall serve to diminish the liability of the Guarantor under this Guaranty except to the extent that such Noteholder unconditionally shall have realized payment in full by such action or proceeding.

             19. Subject to Section 21 hereof, each of the rights and remedies granted under this Guaranty to each Noteholder in respect of the Notes held by such Noteholder may be exercised by such Noteholder without notice to, or the consent of or any other action by, any other Noteholder.

             20.  It is understood that while the amount of the Guaranteed

        Debt guaranteed hereby is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action of any Noteholder or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

             21. The terms of this Guaranty may be amended, supplemented, modified or waived only by written instrument executed and delivered by the Guarantor and the Required Noteholders.


                              [signature page to follow]






















             IN WITNESS WHEREOF, the Guarantor has entered into this Guaranty as of the date first written above.


                                                [NAME OF GUARANTOR]


                                                By:_________________________

                                                     Name:

                                                     Title:














































                                EXHIBIT A TO GUARANTY

                                [address of Guarantor]





                                                                     EXHIBIT K



                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES

             Each Borrower represents and warrants to the Lenders that, both before and after giving effect to the Closing Transactions (except, with respect to Sections 5.8, 5.9, 5.10, 5.17, 5.18 and 5.23, only after giving effect thereto):

             5.1. Existence and Standing. Each of Industries and each Domestic Subsidiary which is a corporation is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted and where the failure to be so qualified or authorized could reasonably be expected to have a Material Adverse Effect. Each Foreign Subsidiary and each Domestic Subsidiary which is a Person other than a corporation is a Person duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and is duly qualified and in good standing and is duly authorized to conduct its business in each United States jurisdiction in which its business is conducted or proposed to be conducted and where the failure to be so qualified or authorized could reasonably be expected to have a Material Adverse Effect.

             5.2. Authorization and Validity. Industries and each Subsidiary have all requisite power and authority (corporate and otherwise) and legal right to execute and deliver (or file, as the case may be) each of the Loan Documents and the other Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery (or filing, as the case may be) by Industries and each Subsidiary of the Loan Documents and the other Transaction Documents to which it is a party and the performance of their respective obligations thereunder have been duly authorized by proper proceedings (corporate and otherwise) and the Loan Documents and the other Transaction Documents constitute legal, valid and binding obligations of Industries or such Subsidiary, as applicable, enforceable against Industries or such Subsidiary, as applicable, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

             5.3. Compliance with Laws and Contracts. Industries and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of






        any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 5.3, neither the execution and delivery by Industries and each Subsidiary of the Loan Documents and the other Transaction Documents to which it is a party, the application of the proceeds of the Loans, the consummation of the Closing Transactions or any other transaction contemplated in the Loan Documents or the other Transaction Documents, nor compliance with the provisions of the Loan Documents or the other Transaction Documents will, or at the relevant time did, (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Industries or any Subsidiary or Industries' or any Subsidiary's charter, articles or certificate of incorporation or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which Industries or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by the Loan Documents) in, of or on the property of Industries or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (c) require any consent of the stockholders of any Person, except for approvals or consents which will be obtained on or before the initial Advance and are disclosed on
        Schedule 5.3, except for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement that could not reasonably be expected to have a Material Adverse Effect.

             5.4. Governmental Consents. Except as disclosed on Schedule 5.4, no order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any court, governmental or public body or authority, or any subdivision thereof, any securities exchange or other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents or the Transaction Documents, the application of the proceeds of the Loans or the consummation of the Acquisition, the Merger or any other transaction contemplated in the Loan Documents or the Transaction Documents. Neither Industries nor any Subsidiary is

        in default under or in violation of any foreign, federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree or award binding upon or applicable to Industries or such Subsidiary, in each case the consequences of which default or violation could reasonably be expected to have a Material Adverse Effect. The waiting period with respect to each of the Acquisition and the Merger under







        the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired.

             5.5. Financial Statements. Industries has heretofore furnished to each of the Lenders (a) the audited consolidated financial statements of Industries and its Subsidiaries for the Fiscal Year ended January 2, 1994 and (b) the audited consolidated financial statements of DFC for the years ended December 31, 1993 and December 31, 1992 (collectively, the "Financial Statements"), together with the audited consolidated financial statements of Whitlenge Acquisition for the year ended September 30, 1993 and for the six-month period ended September 30, 1992 (the "Whitlenge Financial Statements"). The pro forma balance sheet and related profit and loss statement (the "Pro Forma") of Industries and its Subsidiaries on a consolidated basis as of January 2, 1994 is attached hereto as Schedule 5.5. As of the date of this Agreement, the Pro Forma fairly presents Industries' and the Subsidiaries' assets, liabilities, financial condition and results of operations on a consolidated basis in accordance with Agreement

        Accounting Principles, consistently applied, and taking into account the Closing Transactions and the other transactions and actions contemplated by this Agreement, the Loan Documents and the Transaction Documents. Each of the Financial Statements was prepared in accordance with Agreement Accounting Principles and fairly presents the consolidated financial condition and operations of Industries and its Subsidiaries or DFC and its Subsidiaries, as applicable, at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments). Except as disclosed in the notes thereto, the Whitlenge Financial Statements have been prepared in accordance with the requirements of all relevant statutes and with generally accepted accounting principles and practices in the United Kingdom consistently applied and fairly present the consolidated financial condition and operation of Whitlenge Acquisition and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

             5.6. Material Adverse Change. No material adverse change in the business, Property, condition (financial or otherwise), performance or results of operations of Industries and its Subsidiaries, taken as a whole, has occurred since January 2, 1994.

             5.7. Taxes. Industries and its Subsidiaries have filed or caused to be filed on a timely basis and in correct form all United States federal and applicable foreign, state and local tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Industries or any Subsidiary, except (a) such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists and (b) where the failure to






        do so could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, (x) the United States income tax returns of Industries on a consolidated basis have been audited by the Internal Revenue Service through Fiscal Year 1985 and (y) with respect to periods after the date on which the shares of common stock of Industries were distributed to the holders of common stock of Household International, Inc., there are no material pending audits or investigations regarding Industries' or its Subsidiaries' federal, foreign, state or local tax returns. No tax liens have been filed and no claims are pending or, to the knowledge of Industries or any Subsidiary, threatened, with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of Industries and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles.

             5.8. Litigation and Contingent Obligations. There is no litigation, arbitration, proceeding, inquiry or governmental investigation (including, without limitation, by the Federal Trade Commission) pending or, to the knowledge of any of their officers, threatened against or directly affecting Industries or any Subsidiary or any of their respective properties (a) which could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans or Advances under this Agreement or (b) which otherwise exists as of the date hereof and which relates to a dollar amount in question of more than $100,000, except (i) any such matter involving either (A) workers compensation or personal injury matters which occur in the ordinary course of business or (B) a product liability claim, as to which, in each such case, Industries or the applicable Subsidiary is fully insured (except as to the payment of any required deductible), and (ii) as set forth on Schedule 5.8.
        As of the date hereof, neither Industries nor any Subsidiary has any Contingent Obligation relating to an amount in excess of $1,000,000 except as set forth on Schedule 5.8.

             5.9. Capitalization. Schedule 5.9 hereto contains (a) an accurate description of Industries' capitalization as of a date which is on or about March 31, 1994 and (b) an accurate list of all of the existing Subsidiaries as of the date of this Agreement, setting forth their respective jurisdictions of incorporation or formation and the percentage of their capital stock owned by Industries or other Subsidiaries. All of the issued and outstanding shares of capital stock of Industries and of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and all such shares of each Domestic Subsidiary are free and clear of all Liens.
        As of the date hereof, neither Industries nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options, except as otherwise set forth on Schedule 5.9.






             5.10. ERISA.  As of the date hereof, except as disclosed on
        Schedule 5.10, (a) neither Industries nor any other member of the Controlled Group maintains a Single Employer Plan, (b) no Single Employer Plan has any Unfunded Liability, and (c) neither Industries nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies with all applicable requirements of law and regulations, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither Industries nor any member of the Controlled Group has, with respect to any Plan, failed to make any contribution or pay any amount required under Section 412 of the IRC or Section 302 of ERISA or the terms of such Plan. There are no pending or, to the knowledge of Industries or any Subsidiary, threatened claims, actions, investigations or lawsuits against any Plan, any fiduciary thereof, or Industries or any member of the Controlled Group with respect to a Plan, except for such which could not reasonably be expected to have a

        Material Adverse Effect. As of the date hereof, neither Industries nor any member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would subject any such Person to any liability which could reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as disclosed on
        Schedule 5.10, within the last five years neither Industries nor any member of the Controlled Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of the Controlled Group. As of the date hereof, no Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA.

             5.11. Defaults. No Default or Unmatured Default has occurred and is continuing.

             5.12. Federal Reserve Regulations. Neither Industries nor any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation G, Regulation U or Regulation X. Neither the making of any Advance hereunder, the use of the proceeds thereof, nor any other aspect of the financing of the Acquisition and the Merger will violate or be inconsistent with the provisions of Regulation G, Regulation U or Regulation X. Following the application of the proceeds of the initial Advance, less than 25 percent of the value (as determined by any reasonable method) of the assets of Industries and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole have been, and will continue to be, represented by Margin Stock.






             5.13. Investment Company. Neither Industries nor any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             5.14. Certain Fees. Each Borrower hereby agrees to indemnify the Agent and the Lenders against and agrees that it will hold each of them harmless from any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred by Industries or any Subsidiary in connection with any of the transactions (including, without limitation, the Acquisition and the Merger) contemplated by this Agreement or the Transaction Documents and any expenses (including, without limitation, reasonable attorneys' fees and time charges of attorneys for the Agent or any Lender, which attorneys may be employees of the Agent or any Lender) arising in connection with any such claim, demand or liability.

             5.15. Representations and Warranties Incorporated From Purchase

        Agreement and Merger Agreement. Industries has delivered to the Lenders complete and correct copies of the Purchase Agreement and the Merger Agreement and each of the representations and warranties given by Industries or any Subsidiary in the Purchase Agreement and the Merger Agreement is true and correct in all material aspects as of the date hereof.

             5.16. Solvency. As of the date hereof, after giving effect to the consummation of the transactions contemplated by the Loan Documents and the Transaction Documents and the payment of all fees, costs and expenses payable by Industries and its Subsidiaries with respect to the transactions contemplated by the Loan Documents and the Transaction Documents, each of Industries and each Subsidiary is Solvent.

             5.17. Ownership of Properties. As of the date hereof, except as set forth on Schedule 5.17(a) hereto, Industries and its Subsidiaries have a subsisting leasehold interest in, or good and marketable title, free of all Liens, other than those permitted by Section 6.16 or by any of the other Loan Documents, to all of the properties and assets reflected in the Financial Statements as being owned by it, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date thereof. To the knowledge of Industries and each Subsidiary, there are no actual, threatened or alleged defaults with respect to any leases of real property under which Industries or any Subsidiary is lessee or lessor which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.17(b), Industries and its Subsidiaries own or possess rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct their business as heretofore conducted, and no such license, patent or trademark, the loss of the






        rights to or use of which could reasonably be expected to have a Material Adverse Effect, has been declared invalid, been limited by order of any court or by agreement or is the subject of any infringement, interference or similar proceeding or challenge. As of the date hereof, (a) Whitlenge Acquisition owns no material assets other than the stock of Whitlenge and (b) Whitlenge N.V. owns no assets other than those incidental to its conduct of a trade office in Belgium.

             5.18. Indebtedness. Attached hereto as Schedule 5.18 is a complete and correct list of all Indebtedness of Industries and its Subsidiaries outstanding as of the date of this Agreement (other than Indebtedness in a principal amount not exceeding $100,000 for a single item of Indebtedness and $500,000 in the aggregate for all such Indebtedness listed), showing the aggregate principal amount which was outstanding on such date after giving effect to the making of the Loans.


             5.19. Employee Controversies. There are no strikes, work stoppages or controversies pending or, to the knowledge of Industries or any Subsidiary, threatened between Industries or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business, which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

             5.20. Material Agreements. Neither Industries nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither Industries nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

             5.21. Acquisition and Merger Documents. Industries has delivered to each of the Lenders true, complete and correct copies of the Acquisition Documents and the Merger Documents (including all schedules, exhibits, annexes, amendments, supplements and modifications thereto). The Acquisition Documents and the Merger Documents as originally executed and delivered by the parties thereto have not been amended, supplemented or modified without the consent of the Required Lenders. As of the date hereof, neither Industries nor any other party thereto is in default in the performance of or compliance with any provisions thereof. The Acquisition is being consummated in accordance with applicable laws and regulations contemporaneously with the initial Advance. The Merger Documents are in form and substance satisfactory for effecting the Merger pursuant to such agreements under the laws of the State of Delaware, all required Merger Documents have been filed with the Secretary of State of the State of Delaware, and the Merger is being effected






        contemporaneously with the initial Advance in accordance with the laws of the State of Delaware.

             5.22. Environmental Laws. Except as set forth on Schedule 5.22, there are no claims, investigations, litigation, administrative proceedings, notices, requests for information, pending or, to the knowledge of Industries or any Subsidiary, threatened, or judgments or orders asserting violations of applicable federal, state and local environmental, health and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives and standards ("Environmental Laws") or relating to any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance defined or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil or any fraction thereof ("Hazardous Materials") asserted against Industries or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. Neither Industries nor any Subsidiary has caused or permitted any Hazardous Materials to be released, either on or under real property, currently or, to the knowledge of Industries or any Subsidiary, formerly, legally or beneficially owned or operated by Industries or any Subsidiary or on or under real property to which Industries or any of its Subsidiaries transported, arranged for the transport or disposal of, or disposed of Hazardous Materials that in any such event could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 5.22, no real property currently or, to the knowledge of Industries or any Subsidiary, formerly owned or operated by Industries or any Subsidiary has ever been used as a dump or disposal site or as a treatment or storage site for Hazardous Materials where such use could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 5.22, Industries and each of its Subsidiaries have obtained and are in compliance with all permits, certificates, licenses, approvals and other authorizations ("Environmental Permits") required for the operation of their business and have filed all required notifications or reports relating to chemical substances, air emissions, effluent discharges and the storage, treatment, transport and disposal of Hazardous Materials except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No asbestos containing materials, polychlorinated biphenyls or underground storage tanks are or have been located in, on or under real property owned or operated by Industries or any of its Subsidiaries (to the knowledge of Industries and each Subsidiary with respect to any period prior to such Person's ownership of such real property) except those which could not reasonably be expected to have a Material Adverse Effect. There are no Liens arising under any Environmental Law which have attached to real property owned or operated by Industries or any of its Subsidiaries and, to the knowledge of Industries and each Subsidiary, there is no threat to so attach any such Liens thereto. Industries and its Subsidiaries do not have liabilities in the aggregate for all of them with respect to compliance with applicable






        Environmental Laws and Environmental Permits or related to the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials that could reasonably be expected to have a Material Adverse Effect, and no facts or circumstances exist which could give rise to such liabilities with respect to compliance with applicable Environmental Laws and Environmental Permits and the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials. Neither the compliance by any such Person with applicable Environmental Laws and Environmental Permits nor the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials will affect the operation and production of Industries and its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

             5.23. Insurance. As of the date hereof, Schedule 5.23 completely and accurately summarizes the property and casualty insurance in existence and carried by Industries and its Subsidiaries, and such insurance is adequate to protect Industries and its Subsidiaries. The summary on Schedule 5.23 includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

             5.24. Disclosure. None of the (a) information, exhibits or reports furnished or to be furnished by Industries or any Subsidiary (other than any Person which became a Subsidiary upon the consummation of the Closing Transactions) to the Agent or to any Lender in connection with the negotiation of the Loan Documents, or (b) representations or warranties of Industries or any such Subsidiary contained in this Agreement, the other Loan Documents, the Transaction Documents or any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of Industries or any such Subsidiary for use in connection with the transactions contemplated by this Agreement or the Transaction Documents, as the case may be, contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading at the time made in light of the circumstances in which the same were made. The pro forma financial information contained in such materials and furnished by Industries or any such Subsidiary is based upon good faith estimates and assumptions believed by Industries to be reasonable at the time made. There is no fact known to Industries or any Subsidiary (except, for the purposes of representations made as of the Closing Date, for any Person which became a Subsidiary upon the consummation of the Closing Transactions), other than matters of a general economic nature, that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other






        documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.


















































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